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                                                                       EXHIBIT 1
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                          SECOND AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 13, 1997

                                  BY AND AMONG

                     SANTA ANITA REALTY ENTERPRISES, INC.,

                         SANTA ANITA OPERATING COMPANY

                                   MEDITRUST

                                      AND

                         MEDITRUST ACQUISITION COMPANY



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

                               TABLE OF CONTENTS

                                    RECITALS

                                   AGREEMENT

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                                                                           ----

                                   ARTICLE I

                  THE REORGANIZATION; CLOSING; EFFECTIVE TIME

 Section 1.1: Meditrust Acquisition Company; the Distribution............  A-2
       1.1.1  Meditrust Acquisition Company..............................  A-2
       1.1.2  Distribution...............................................  A-2
       1.1.3  Pairing....................................................  A-2
 Section 1.2: Delivery of Note...........................................  A-2
 Section 1.3: The Mergers................................................  A-2
       1.3.1  Realty Merger..............................................  A-2
       1.3.2  Operating Merger...........................................  A-2
 Section 1.4: Effective Time.............................................  A-2
 Section 1.5: Closing....................................................  A-3
 Section 1.6: Sale of Santa Anita Shares to MAC..........................  A-3
 Section 1.7: Sale of Santa Anita Shares to Designee of Meditrust........  A-3
 Section 1.8: Assurance by Meditrust.....................................  A-4
 Section 1.9: Transfer of Assets.........................................  A-4

                                   ARTICLE II

            CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE NAME

 Section 2.1: Realty Certificate of Incorporation........................  A-4
 Section 2.2: Realty By-laws.............................................  A-4
 Section 2.3: Operating Certificate of Incorporation.....................  A-4
 Section 2.4: Operating By-laws..........................................  A-4

                                  ARTICLE III

                             DIRECTORS AND OFFICERS

 Section 3.1: Realty Directors...........................................  A-5
 Section 3.2: Operating Directors........................................  A-5

                                   ARTICLE IV

                MERGER CONSIDERATION; ASSIGNMENT CONSIDERATION;
              CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

               Realty Merger Consideration; Conversion or Cancellation of
 Section 4.1: Meditrust Shares...........................................  A-5
               Operating Merger Consideration; Conversion or Cancellation
 Section 4.2: of MAC Shares..............................................  A-5
 Section 4.3: Exchange Ratio.............................................  A-5
 Section 4.4: Pairing of Realty and Operating Shares.....................  A-6
 Section 4.5: Exchange of Old Certificates for New Certificates..........  A-6
       4.5.1  Effect on Meditrust Shares and MAC Shares..................  A-6
       4.5.2  Appointment of Exchange Agent..............................  A-6
       4.5.3  Exchange Procedures........................................  A-6
       4.5.4  Fractional Shares..........................................  A-7
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                                       i
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
       4.5.5  Distributions with Respect to Unexchanged Shares............   A-7
       4.5.6  Transfers...................................................   A-8
       4.5.7  No Liability................................................   A-8
       4.5.8  Withholding Rights..........................................   A-8
       4.5.9  Transfer Taxes..............................................   A-8
       4.5.10 Stock Options...............................................   A-8

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

 Section 5.1: Representations and Warranties of Meditrust.................   A-9
       5.1.1  Organization of Meditrust...................................   A-9
       5.1.2  Operating Subsidiaries and MAC..............................  A-10
       5.1.3  Capitalization..............................................  A-10
       5.1.4  Authority...................................................  A-10
       5.1.5  Litigation..................................................  A-11
       5.1.6  Financial Statements........................................  A-11
       5.1.7  Absence of Changes..........................................  A-11
       5.1.8  No Undisclosed Liabilities..................................  A-11
       5.1.9  Meditrust SEC Documents.....................................  A-11
       5.1.10 Certain Matters.............................................  A-12
       5.1.11 Environmental Matters.......................................  A-12
       5.1.12 Compliance with Laws and Orders.............................  A-12
       5.1.13 Real Property...............................................  A-12
       5.1.14 Indebtedness................................................  A-12
       5.1.15 No Finder...................................................  A-12
       5.1.16 Tax Matters.................................................  A-12
       5.1.17 Benefit Plans...............................................  A-13
 Section 5.2: Representations and Warranties of Realty....................  A-14
       5.2.1  Organization of Realty......................................  A-14
       5.2.2  Capitalization..............................................  A-14
       5.2.3  Authority...................................................  A-14
       5.2.4  Litigation..................................................  A-15
       5.2.5  Financial Statements........................................  A-15
       5.2.6  Absence of Changes..........................................  A-15
       5.2.7  No Undisclosed Liabilities..................................  A-15
       5.2.8  Santa Anita SEC Documents...................................  A-15
       5.2.9  Certain Matters.............................................  A-16
       5.2.10 Environmental Matters.......................................  A-16
       5.2.11 Compliance with Laws and Orders.............................  A-16
       5.2.12 Real Property...............................................  A-16
       5.2.13 Indebtedness................................................  A-16
       5.2.14 No Finder...................................................  A-16
       5.2.15 Former Agreement............................................  A-16
       5.2.16 Tax Matters.................................................  A-17
       5.2.17 Benefit Plans...............................................  A-17
       5.2.18 Hahn Agreement..............................................  A-18
 Section 5.3: Representations and Warranties of Operating.................  A-18
       5.3.1  Organization of Operating...................................  A-18
       5.3.2  Operating Subsidiaries......................................  A-18
       5.3.3  Capitalization..............................................  A-19
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                                       ii
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                                                                            ----
       5.3.4   Authority..................................................  A-19
       5.3.5   Litigation.................................................  A-20
       5.3.6   Financial Statements.......................................  A-20
       5.3.7   Absence of Changes.........................................  A-20
       5.3.8   No Undisclosed Liabilities.................................  A-20
       5.3.9   Santa Anita SEC Documents..................................  A-20
       5.3.10  Certain Matters............................................  A-20
       5.3.11  Environmental Matters......................................  A-20
       5.3.12  Compliance with Laws and Orders............................  A-21
       5.3.13  Real Property..............................................  A-21
       5.3.14  Indebtedness...............................................  A-21
       5.3.15  No Finder..................................................  A-21
       5.3.16  Former Agreement...........................................  A-21
       5.3.17  Tax Matters................................................  A-21
       5.3.18  Benefit Plans..............................................  A-22

                                   ARTICLE VI

                                   COVENANTS

 Section 6.1:  Conduct Pending the Closing................................  A-22
 Section 6.2:  Acquisition Proposals......................................  A-24
 Section 6.3:  Information Supplied.......................................  A-25
 Section 6.4:  Shareholder Approvals; Registration Statement..............  A-25
       6.4.1   Registration Statement.....................................  A-25
       6.4.2   Shareholder Meetings.......................................  A-25
 Section 6.5:  Other Actions..............................................  A-25
 Section 6.6:  Access.....................................................  A-26
 Section 6.7:  Notification of Certain Matters............................  A-27
 Section 6.8:  Publicity..................................................  A-27
 Section 6.9:  Indemnification of Directors and Officers..................  A-28
 Section 6.10: Colony Termination Fee.....................................  A-28

                                  ARTICLE VII

                                   CONDITIONS

 Section 7.1:  Conditions to Each Party's Obligation......................  A-28
       7.1.1   Shareholder Approval.......................................  A-28
       7.1.2   Governmental and Regulatory Consents.......................  A-29
       7.1.3   Third-Party Consents.......................................  A-29
       7.1.4   Litigation.................................................  A-29
       7.1.5   Opinions...................................................  A-29
       7.1.6   Registration Statement.....................................  A-29
 Section 7.2:  Conditions to Obligation of Meditrust......................  A-29
       7.2.1   Representations and Warranties.............................  A-30
       7.2.2   Performance of Obligations.................................  A-30
       7.2.3   No Material Adverse Effect.................................  A-30
       7.2.4   Rights.....................................................  A-30
       7.2.5   Resignation of Directors...................................  A-30
       7.2.6   The Exchange Approval......................................  A-30

                                      iii
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                                                                            PAGE
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
 Section 7.3:  Conditions to Obligation of Realty and Operating...........  A-30
       7.3.1   Representations and Warranties.............................  A-30
       7.3.2   Performance of Obligations.................................  A-30
       7.3.3   No Material Adverse Effect.................................  A-30

                                  ARTICLE VIII

                                  TERMINATION

 Section 8.1:  Termination by Mutual Consent..............................  A-30
 Section 8.2:  Termination by any Party Hereto............................  A-31
 Section 8.3:  Termination by Meditrust...................................  A-31
 Section 8.4:  Termination by Either of Realty or Operating...............  A-31
 Section 8.5:  Effect of Termination and Abandonment......................  A-31
 Section 8.6:  Payment of Expenses and Termination Fee....................  A-31

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

 Section 9.1:  Survival...................................................  A-32
 Section 9.2:  Modification or Amendment..................................  A-32
 Section 9.3:  Waiver of Conditions.......................................  A-32
 Section 9.4:  Counterparts...............................................  A-32
 Section 9.5:  Governing Law..............................................  A-32
 Section 9.6:  Notices....................................................  A-32
 Section 9.7:  Entire Agreement, Etc. ....................................  A-33
 Section 9.8:  Captions...................................................  A-33
 Section 9.9:  Severability...............................................  A-33
 Section 9.10: No Third-Party Beneficiaries...............................  A-33
 Section 9.11: Specific Performance.......................................  A-33
 Section 9.12: Trusts.....................................................  A-33

           SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  This SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 13, 1997 (this "Agreement"), by and among SANTA ANITA REALTY ENTERPRISES, INC., a Delaware corporation ("Realty"), SANTA ANITA OPERATING COMPANY, a Delaware corporation ("Operating" and together with Realty, the "Companies"), MEDITRUST, a Massachusetts business trust ("Meditrust"), MEDITRUST ACQUISITION COMPANY, a Massachusetts business trust ("MAC"), and MEDITRUST ACQUISITION CORPORATION IV, a Delaware corporation ("M Acquisition").

                                R E C I T A L S

  A. Original Agreement. Effective as of April 13, 1997, the Companies, Meditrust and M Acquisition entered into an Amended and Restated Agreement and Plan of Merger (the "Original Merger Agreement").

  B. Novation. Effective June 19, 1997, the parties hereby effect a novation whereby MAC becomes a party to the Original Merger Agreement in the place of M Acquisition, and in connection therewith amend and restate the Original Merger Agreement in its entirety. In furtherance thereof, (i) M Acquisition hereby assigns all of its rights under the Original Merger Agreement to MAC, (ii) MAC hereby assumes all of M Acquisition's obligations and liabilities under the Original Merger Agreement with the same effect as if it were a party thereto,
(iii) M Acquisition is hereby released from all obligations and liabilities with respect to the Original Merger Agreement and (iv) the Companies hereby consent to this novation.

  C. Spin-off. Prior to the record dates for the shareholder meetings of Meditrust and MAC referred to in Section 6.4.2, Meditrust intends to transfer to MAC, a wholly owned subsidiary of Meditrust, cash equal to the MAC Amount, and to distribute beneficial ownership of shares of MAC to its shareholders, which will be represented by the share certificates for Meditrust Shares pending the Mergers described below.

  D. Note. Prior to the Effective Time, Operating intends to deliver to Realty a promissory note or cash in the amount of the Note Amount.

  E. The Mergers. At the Effective Time, the parties intend to effect a merger of Meditrust with and into Realty, with Realty being the surviving corporation (the "Realty Merger"), and a merger of MAC with and into Operating, with Operating being the surviving corporation (the "Operating Merger").

  F. Intention of the Parties. It is the intention of the parties to this Agreement that for United States federal income tax purposes the Realty Merger and the Operating Merger (the "Mergers") shall qualify as "reorganizations" within the meaning of Section 368(a) of the Code.

  G. Approvals. The respective Board of Directors or Board of Trustees of each party hereto has determined that this Agreement is in the best interests of such party and its shareholders and has duly approved this Agreement and the consummation of the transactions contemplated hereby and authorized its execution and delivery.

  H. Defined Terms. Defined terms used herein shall have the meanings set forth herein and in Annex A hereto.

                               A G R E E M E N T

  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                  THE REORGANIZATION; CLOSING; EFFECTIVE TIME

  Section 1.1: Meditrust Acquisition Company; the Distribution.

    1.1.1 Meditrust Acquisition Company. Prior to the record dates for the shareholder meetings of Meditrust and MAC referred to in Section 6.4.2, Meditrust will transfer to MAC cash equal to the MAC Amount, and will cause MAC to issue an amount of its shares of beneficial interest to Meditrust equal to the number of Meditrust Shares then outstanding and to take all necessary actions required in connection therewith.

    1.1.2 Distribution. Prior to the record dates for the shareholder meetings of Meditrust and MAC referred to in Section 6.4.2, Meditrust will effect the distribution to its shareholders of the beneficial ownership of all the outstanding MAC Shares, with the MAC Shares being deemed to be represented by the Meditrust Shares pending the Mergers. Meditrust will take all necessary actions required in connection with such distribution.

    1.1.3 Pairing. The transferee of any Meditrust Shares following the time of the distribution referred to in Section 1.1.2 shall also receive a beneficial interest in an equal number of MAC Shares.

  Section 1.2: Delivery of Note. Prior to the Effective Time, Operating will deliver to Realty a promissory note or cash, in whole or in part, in the amount of the Note Amount.

  Section 1.3: The Mergers.

    1.3.1 Realty Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Realty and Meditrust will consummate the Realty Merger in which Meditrust will be merged with and into Realty and the separate legal existence of Meditrust will thereupon cease. Realty will be the surviving corporation of the Realty Merger (sometimes hereinafter referred to as the "Realty Surviving Corporation") and will continue to be a corporation governed by the laws of the State of Delaware.

    1.3.2 Operating Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Operating and MAC will consummate the Operating Merger in which MAC will be merged with and into Operating and the separate legal existence of MAC will thereupon cease. Operating will be the surviving corporation of the Operating Merger (sometimes hereinafter referred to as the "Operating Surviving Corporation") and will continue to be a corporation governed by the laws of the State of Delaware.

  Section 1.4: Effective Time. Realty and Meditrust will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware in accordance with the DGCL (the "Realty Merger Certificate") and Meditrust will cause a certificate of termination to be executed and delivered to the Secretary of State of the Commonwealth of Massachusetts. The Realty Merger will become effective at such time as the Realty Merger Certificate has been filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or at such other time as may be agreed upon by the parties and specified in the Realty Merger Certificate in accordance with applicable law. Operating and MAC will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware as provided in the DGCL (the "Operating Merger Certificate") and MAC will cause a certificate of termination to be executed and delivered to the Secretary of State of the Commonwealth of Massachusetts. The Operating Merger will become effective at such time as the Operating Merger Certificate has been filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or at such other time as may be agreed upon by the parties and specified in the Operating Merger Certificate in accordance with applicable law. It is the intention of the parties that the Mergers shall become effective at the same time, and that the Realty Merger Certificate and the Operating Merger Certificate shall so provide. The date and time when the Mergers become effective is referred to herein as the "Effective Time."

  Section 1.5: Closing. The closing of the Reorganization (the "Closing") will take place at the offices of O'Melveny & Myers LLP, Los Angeles, California at 10:00 A.M. on the first business day on which all the conditions set forth in
Article VII can be fulfilled or are waived, or at such other place or time as the parties hereto may agree. The date upon which the Closing occurs is herein called the "Closing Date".

  Section 1.6: Sale of Santa Anita Shares to MAC. Realty and Operating will notify Meditrust at least seven days in advance of the record dates for the Realty and Operating shareholder meetings provided for in Section 6.4.2. Prior to such record dates, MAC shall purchase from Realty and Operating newly issued, fully paid and nonassessable Santa Anita Shares at a purchase price of $31.00 per Santa Anita Share (the "Acquired Shares"). With respect to any such purchase, MAC shall for all purposes be deemed to have become the holder of record of the number of Santa Anita Shares to be purchased immediately upon delivery to Realty and Operating of written notice from MAC of its intention to make such purchase and payment of the aggregate purchase price as provided in clause (ii) below and delivery of the certificate in clause (iii) below. The Santa Anita Share Certificates issued pursuant to this Section 1.6 shall have impressed on, printed on, written on or otherwise attached to them the legend set forth in Section 3(c) of the Rights Agreement and MAC shall have all the rights to which a holder of Rights as of the Rights Record Date (as defined in the Rights Agreement) is entitled. The number of Acquired Shares shall equal such number of Santa Anita Shares that will result, immediately after the issuance and sale of the Acquired Shares and after taking into account any Santa Anita Shares purchased by Meditrust and MAC in the open market, in (a) Meditrust or MAC owning, after application of the Constructive Ownership Rules (as defined in the certificate described in clause (iii) below), 9.8% of the outstanding Santa Anita Shares and (b) no other person owning, after application of such Constructive Ownership Rules, in excess of 9.8% of the outstanding Santa Anita Shares. To consummate the purchase of the Acquired Shares and as a condition to their issuance, (i) Realty and Operating will have delivered to MAC certificates representing the Acquired Shares, (ii) MAC will have paid to Realty and Operating the aggregate purchase price for the Acquired Shares in immediately available funds, (iii) MAC shall have delivered to Realty and Operating a certificate in the form attached hereto as Annex B, (iv) the Acquired Shares will have been approved for listing on the Exchange upon official notice of issuance, and (v) O'Melveny & Myers LLP will have delivered to MAC an opinion to the effect that the Acquired Shares have been duly authorized by all necessary corporate action on the part of the issuer and that the Acquired Shares are validly issued, fully paid and nonassessable. In the event that this Agreement is terminated pursuant to Article VIII, MAC shall be entitled to the benefit of the registration rights set forth in Annex D hereto with respect to the Acquired Shares.

  Section 1.7: Sale of Santa Anita Shares to Designee of Meditrust. Prior to the record date for the Realty and Operating shareholder meetings provided for in Section 6.4.2, Meditrust may designate MAC and/or one or more Unaffiliated Persons who may, prior to such record date, purchase from Realty and Operating newly issued, fully paid and nonassessable Santa Anita Shares at a purchase price of $31.00 per Santa Anita Share (the "Unaffiliated Acquired Shares"). With respect to any such purchase, MAC and/or the designated Unaffiliated Person or Unaffiliated Persons shall for all purposes be deemed to have become the holder or holders of record of the number of Santa Anita Shares to be purchased immediately upon delivery to Realty and Operating of written notice from Meditrust of such purchaser's or purchasers' intention to make such purchase and payment of the aggregate purchase price as provided in clause (ii) below and delivery of the certificate in clause (iii) below. The Santa Anita Share Certificates issued pursuant to this Section 1.6 shall have impressed on, printed on, written on or otherwise attached to them the legend set forth in
Section 3(c) of the Rights Agreement and the holder or holders of such shares shall have all the rights to which a holder of Rights as of the Rights Record Date (as defined in the Rights Agreement) is entitled. The aggregate number of Unaffiliated Acquired Shares which may be purchased pursuant to this Section
1.7 is up to (a) 19.6% of the issued and outstanding Santa Anita Shares immediately prior to the issuance and sale of the Acquired Shares to MAC pursuant to Section 1.6 less (b) the number of Acquired Shares to be issued to MAC pursuant to Section 1.6; provided, however, that no person, as a result of the issuance and sale of the Unaffiliated Acquired Shares, shall own, after application of the Constructive Ownership Rules, in excess of 9.8% of the outstanding Santa Anita Shares. To consummate the purchase of the Unaffiliated Acquired Shares and as a condition to their issuance, (i) Realty and Operating will have delivered to the purchasers certificates representing the Unaffiliated

Acquired Shares, (ii) such purchasers will have paid to Realty and Operating the purchase price for the Unaffiliated Acquired Shares in immediately available funds, (iii) such purchasers will have delivered to Realty and Operating a certificate in the form attached hereto as Annex B if such purchaser is MAC or in the form attached hereto as Annex C if such purchaser is an Unaffiliated Purchaser, (iv) the Unaffiliated Acquired Shares will have been approved for listing on the Exchange upon official notice of issuance, and (v) O'Melveny & Myers LLP will have delivered to such purchasers an opinion to the effect that such Unaffiliated Acquired Shares have been duly authorized by all necessary corporate action on the part of the issuer and that such Acquired Shares are validly issued, fully paid and nonassessable. In the event that this Agreement is terminated pursuant to Article VIII or upon the effectiveness of the Mergers, such purchasers who are Unaffiliated Persons shall be entitled to the benefit of the registration rights set forth in Annex D hereto with respect to the Unaffiliated Acquired Shares. In the event that this Agreement is terminated pursuant to Article VIII and such purchaser is MAC, MAC shall be entitled to the benefit of the registration rights set forth in Annex D hereto with respect to the Unaffiliated Acquired Shares.

  Section 1.8: Assurance by Meditrust. At the option of the Realty Board and the Operating Board, subject to and concurrent with the consummation of the Mergers, Meditrust and MAC will ensure that Realty and Operating have available in the aggregate up to $100,000,000 in cash in immediately available funds, in the ratio of $98,900,000 for Realty and $1,100,000 for Operating, to fund a cash election effective immediately after consummation of the Mergers by the holders of Santa Anita Shares outstanding prior to the Mergers at $31.00 per Santa Anita Share; provided that the sum of any amounts provided by Meditrust and MAC shall be reduced by the purchase price paid (i) by MAC for the Acquired Shares pursuant to Section 1.6, (ii) by MAC for the Unaffiliated Acquired Shares pursuant to Section 1.7 and (iii) by Unaffiliated Purchasers for the Unaffiliated Acquired Shares pursuant to Section 1.7; provided further that in no event shall the sum of any such amounts provided by Meditrust and MAC be reduced by an amount in excess of $31.00 multiplied by such number that would represent the number of Acquired Shares that would be required to be purchased by MAC pursuant to Section 1.6 if immediately prior to such purchase MAC owned, pursuant to the Constructive Ownership Rules, no Santa Anita Shares. Such funds shall be provided to Realty and Operating after the delivery by Operating to Realty of the promissory note referred to in Section
1.1.2 and immediately after the consummation of the Mergers.

  Section 1.9: Transfer of Assets. Following the Mergers, the Surviving Corporations may, and are hereby authorized to, transfer some or all of their assets to one or more wholly-owned subsidiaries in exchange for all of the equity interests in such subsidiaries. Such subsidiaries may issue additional equity interests to the Surviving Corporations or to unaffiliated Persons on such terms as the governing boards of such subsidiaries shall determine.

                                  ARTICLE II

           CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE NAME

  Section 2.1: Realty Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Realty shall be amended to reflect that (i) the name of Realty Surviving Corporation shall be Meditrust Corporation, (ii) the authorized number of Realty Common Shares of Realty Surviving Corporation shall be 300,000,000, and (iii) the provisions set forth in Annex E hereto shall be added, and as so amended, will be the certificate of incorporation of Realty Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

  Section 2.2: Realty By-laws. The By-laws of Realty will be the By-laws of the Realty Surviving Corporation, until duly amended in accordance with the terms thereof, the Realty Certificate and the DGCL.

  Section 2.3: Operating Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Operating shall be amended to reflect that
(i) the name of Operating Surviving Corporation shall be Meditrust Operating Company, (ii) the authorized number of Operating Common Shares of Operating Surviving Corporation shall be 300,000,000, and (iii) the provisions set forth in Annex F hereto shall be added, and as so amended, will be the certificate of incorporation of the Operating Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

  Section 2.4: Operating By-laws. The By-laws of Operating, as in effect at the Effective Time, will be the By-laws of Operating Surviving Corporation, until duly amended in accordance with the terms thereof, the Operating Certificate and the DGCL.

                                  ARTICLE III

                            DIRECTORS AND OFFICERS

  Section 3.1: Realty Directors. Immediately after the Effective Time, the Board of Directors of Realty Surviving Corporation will consist of up to 12 directors and will be comprised of up to 10 individuals to be designated by Meditrust and two current members of the Realty or Operating Board to be designated by Meditrust after consultation with Realty. The designation of such directors will occur prior to the initial filing of the Registration Statement with the SEC. The new directors of Realty Surviving Corporation will be appointed to different classes as designated by the Meditrust Board, and they will commence to serve at the Effective Time and will remain directors until their successors have been duly elected and qualified.

  Section 3.2: Operating Directors. Immediately after the Effective Time, the Board of Directors of Operating Surviving Corporation will consist of up to 12 directors and will be comprised of up to 10 individuals to be designated by Meditrust and two current members of the Operating or Realty Board to be designated by Meditrust after consultation with Operating. The designation of such directors will occur prior to the initial filing of the Registration Statement with the SEC. The new directors of Operating Surviving Corporation will be appointed to different classes as designated by the Meditrust Board, and they will commence to serve at the Effective Time and will remain directors until their successors have been duly elected and qualified.

                                  ARTICLE IV

                MERGER CONSIDERATION; ASSIGNMENT CONSIDERATION;
              CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

  Section 4.1: Realty Merger Consideration; Conversion or Cancellation of Meditrust Shares. At the Effective Time, by virtue of the Realty Merger and without any action on the part of the holder of any capital stock of Meditrust, subject to Sections 4.4 and 4.5, each Meditrust Share issued and outstanding immediately prior to the Effective Time (other than any Meditrust Share held in Meditrust's treasury (which shall be cancelled)) will be converted into the right to receive such number of fully paid and nonassessable Realty Common Shares as may be calculated in accordance with the Exchange Ratio. Realty Shares outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall not be converted or exchanged in the Realty Merger, except that any Realty Shares held by MAC may be cancelled at the option of Operating Surviving Corporation.

  Section 4.2: Operating Merger Consideration; Conversion or Cancellation of MAC Shares. At the Effective Time, by virtue of the Operating Merger and without any action on the part of the holder of any capital stock of MAC, subject to Sections 4.4 and 4.5, each MAC Share issued and outstanding immediately prior to the Effective Time (other than any MAC Share held in MAC's or Meditrust's treasury (which shall be cancelled)) will be converted into the right to receive such number of fully paid and nonassessable Operating Shares as may be calculated in accordance with the Exchange Ratio. Operating Shares outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall not be converted or exchanged in the Operating Merger, except that any Operating Shares held by MAC shall be cancelled.

  Section 4.3: Exchange Ratio. The number of Realty Common Shares into which each Meditrust Share will be converted, as provided in Section 4.1, and the number of Operating Common Shares into which each MAC Share will be converted, as provided in Section 4.2, will be equal to the number obtained by dividing
(i) $37.25, by (ii) the sum of (x) $31.00 and (y) if the Closing Date occurs after December 31, 1997, as a result of acquisitions and other business combinations proposed to be entered into by Meditrust or MAC (and provided that there are no other conditions to closing within Realty's or Operating's control or for which they are responsible that have not yet been satisfied), a number equal to the per share amount of any dividends of

Meditrust, if any, accrued with respect to periods after such date and prior to the Closing Date divided by 1.2016 less the per share amount of any dividends of Realty accrued with respect to periods after such date and prior to the Closing Date (the "Exchange Ratio").

  Section 4.4: Pairing of Realty and Operating Shares. Pursuant to the Pairing Agreement, each and every Realty Share issued in connection with the Realty Merger will be paired with an Operating Share issued in connection with the Operating Merger, with the effect that each Meditrust shareholder will receive paired shares of common stock of Realty Surviving Corporation and Operating Surviving Corporation.

  Section 4.5: Exchange of Old Certificates for New Certificates.

    4.5.1 Effect on Meditrust Shares and MAC Shares.

      (a) At the Effective Time, all Meditrust Shares and MAC Shares will cease to be outstanding, will be cancelled and retired and will cease to exist, and each holder of an Old Meditrust Certificate will thereafter cease to have any rights with respect to such Old Meditrust Certificates, except the right to receive, without interest, upon exchange of such Old Meditrust Certificates in accordance with this
    Section 4.5, the Santa Anita Share Certificates and payments to which such holder is entitled pursuant to this Article IV. A holder of an Old Meditrust Certificate shall have no rights as a shareholder of Realty or Operating until the Old Meditrust Certificate have been exchanged for Santa Anita Share Certificates and cash as provided herein.

      (b) Notwithstanding anything contained in this Agreement to the contrary, in order for Realty Surviving Corporation to continue to meet the REIT Requirements, no person or entity shall own, or be deemed to own by virtue of the attribution provisions of Section 544 (as modified by Section 856(h)(1)(B)) or Section 318 (as modified by Section 856(d)(5)) of the Code, more than 9.8% of the outstanding Santa Anita Shares (the "Ownership Limit") at or after the Effective Time. Therefore, if any holder of Meditrust Shares or MAC Shares would receive in connection with the Mergers a number of Santa Anita Shares such that any person or entity would own, or be deemed to own under the applicable attribution rules of the Code referred to above, Santa Anita Shares in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of Santa Anita Shares which would cause such person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving those Santa Anita Shares which would cause the Ownership Limit to be exceeded (the "Limited Shares"), have the right to be paid by Realty Surviving Corporation an amount in cash for such Limited Shares equal to the product of the Fair Market Value (as hereinafter defined) per Limited Share multiplied by the number of such Limited Shares. "Fair Market Value" shall be equal to the average closing price of the Santa Anita Shares on the Exchange on the five (5) trading days immediately preceding the Effective Time.

    4.5.2 Appointment of Exchange Agent. From and after the Effective Time until the end of the six-month period following the Effective Time, the Surviving Corporations will make available or cause to be made available to an exchange agent appointed by Meditrust and reasonably acceptable to Realty and Operating (the "Exchange Agent"), certificates for (a) paired Realty and Operating Common Shares (the "Santa Anita Share Certificates"), and (b) cash in amounts sufficient to allow the Exchange Agent to make all deliveries of Santa Anita Share Certificates and payments that may be required in exchange for Old Meditrust Certificates pursuant to this
  Article IV.

    4.5.3 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporations will cause the Exchange Agent to mail or deliver to each person who was, at the Effective Time, a holder of record of Meditrust Shares a form (the terms of which will be mutually agreed upon by the parties hereto prior to the Effective Time) of letter of transmittal containing instructions for use in effecting the surrender of the Old Meditrust Certificates in exchange for Santa Anita Share Certificates and payments pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Meditrust Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Meditrust Certificate will be entitled to receive in exchange therefor a Santa Anita Share Certificate representing paired shares of the Surviving Corporations, to which such holder is entitled pursuant to this Article IV, and the Old Meditrust Certificate shall be cancelled. No interest will be paid or will accrue on the amount payable upon surrender of Old Meditrust Certificates. If any Santa Anita Share Certificate is to be issued in a name other than that in which the Old Meditrust Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay any transfer or other taxes required by reason of the issuance of such Santa Anita Share Certificate in a name other than that of the registered holder of the Old Meditrust Certificate surrendered, or will establish to the satisfaction of the Surviving Corporations that any such taxes have been paid or are not applicable. Six months after the Effective Time, the Surviving Corporations will be entitled to cause the Exchange Agent to deliver to them any applicable Santa Anita Share Certificates, or cash (including any interest thereon) made available to the Exchange Agent that are unclaimed by the former shareholders of Meditrust and MAC. Any such former shareholders who have not theretofore exchanged their Old Meditrust Certificates for Santa Anita Share Certificates and cash pursuant to this Article IV will thereafter be entitled to look exclusively to the Surviving Corporations and only as general creditors thereof for the Santa Anita Shares and cash to which they become entitled upon exchange of their Old Meditrust Certificates pursuant to this Article IV. Each Surviving Corporation will pay all applicable charges and expenses, including its applicable share of those of the Exchange Agent, in connection with the exchange of Santa Anita Share Certificates and cash as contemplated hereby.

    4.5.4 Fractional Shares. No fractional Santa Anita Shares will be issued in the Reorganization. In lieu of any such fractional shares, each person who would otherwise have been entitled to a fraction of a Santa Anita Share upon surrender of an Old Meditrust Certificate pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Santa Anita Shares which would otherwise be issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent will determine the excess of (i) the number of full Santa Anita Shares delivered to the Exchange Agent over (ii) the aggregate number of full Santa Anita Shares to be distributed in respect of Meditrust Shares and MAC Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of such shares, will sell the Excess Shares at the prevailing prices on the open market. The sale of the Excess Shares by the Exchange Agent will be executed on the Exchange through one or more firms and will be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares, will be deducted from the proceeds from the sale of the Excess Shares. Until the earlier of six months following the Effective Time and the date the net proceeds of such sale or sales have been distributed, the Exchange Agent will hold such proceeds in trust for such former shareholders. As soon as practicable after the determination of the amount of cash to be paid in lieu of any fractional interests, the Exchange Agent will make available in accordance with this Agreement such amounts to such former shareholders.

    4.5.5 Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, as provided in Section 4.5.1, no holder of an Old Meditrust Certificate shall have rights as a shareholder of Realty or Operating until such holder has exchanged its Old Meditrust Certificate for a Santa Anita Share Certificate; therefore, no dividends will be paid to any person holding an Old Meditrust Certificate until such Old Meditrust Certificate is surrendered for exchange as provided herein (it being understood that such dividends will be paid to the Exchange Agent to be held for distribution upon the exchange for Old Meditrust Certificates as herein provided). Subject to the effect of applicable laws, following surrender of any such Old Meditrust Certificate by any holder thereof, there will be paid to the holder of the Santa Anita Share Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the Santa Anita Shares represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Santa Anita Shares represented thereby, less the amount of any withholding taxes which may be required thereon.

    4.5.6 Transfers. At or after the Effective Time, there will be no transfers on the stock transfer books of either Surviving Corporation of Meditrust Shares or MAC Shares which were outstanding immediately prior to the Effective Time.

    4.5.7 No Liability. In the event that any Old Meditrust Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Meditrust Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporations, the posting by such person of a bond in such reasonable amount as the Surviving Corporations may direct as indemnity against any claim that may be made against it with respect to such Old Meditrust Certificate, the Surviving Corporations will, in exchange for such lost, stolen or destroyed Old Meditrust Certificates, issue or cause to be issued the Santa Anita Shares and pay or cause to be paid the amounts deliverable in respect thereof pursuant to this Article IV. None of any party hereto, the Exchange Agent or either Surviving Corporation will be liable to any holder of Meditrust Shares or MAC Shares for any cash, Santa Anita Shares or other property from the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    4.5.8 Withholding Rights. The Surviving Corporations will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Meditrust Shares or MAC Shares such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state or local tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Meditrust Shares in respect of which such deduction and withholding was made.

    4.5.9 Transfer Taxes. Except as provided above, the Surviving
  Corporations will pay or cause to be paid any transfer or gains tax (including, without limitation, any real property gains or transfer tax) imposed in connection with or as a result of the Mergers, including any such tax that is imposed on a shareholder of Meditrust.

    4.5.10 Stock Options.

      (a) As soon as practicable following the date of this Agreement, the Meditrust Board (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take other actions as may be required to effect the following:

        (i) adjust the terms of all outstanding employee stock options to purchase Meditrust Shares ("Employee Stock Options") granted under Meditrust's equity incentive plans (collectively, the "Stock Plans"), to provide that, at the Effective Time, each Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Employee Stock Option, the same number of Realty Shares as the holder of such Employee Stock Option would have been entitled to receive pursuant to the Realty Merger had such holder exercised such Employee Stock Option in full immediately prior to the Effective Time at a price per share equal to (y) the aggregate exercise price for the Meditrust Shares otherwise purchasable pursuant to such Employee Stock Option divided by (z) the number of Realty Common Shares deemed purchasable pursuant to such Employee Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), the option price, the number of Realty Shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and

        (ii) make such other changes to the Stock Plans as it deems appropriate to give effect to the Mergers (subject to the approval of Realty and Operating, which shall not be unreasonably withheld).

    No Employee Stock Options will be issued for Operating Common Shares. No Employee Stock Options granted pursuant to the Stock Plans shall be exercisable unless the holder submits evidence satisfactory to Realty that, at the then fair market value of an unpaired share of Operating Common Share as determined pursuant to the Pairing Agreement, a number of Operating Common Shares equal to the number of Realty Common Shares to be received upon exercise of all or a portion of the Employee Stock Option will, and are able to be, purchased by the holder, such that upon exercise the holder will acquire an equal number of Realty Common Shares and Operating Common Shares.

    (b) As soon as practicable after the Effective Time, Realty shall deliver to the holders of Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Stock Plans and the agreements evidencing the grants of such Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.5.10 after giving effect to the Mergers). Realty shall comply with the terms of the Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Stock Plans, that the Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

    (c) Realty and Operating shall take all corporate action necessary to reserve for issuance a sufficient number of Realty Common Shares for delivery upon exercise of the Employee Stock Options and Operating Common Shares for delivery upon purchase as provided in clause (a) above assumed in accordance with this Section 4.5.10. The Surviving Corporations shall use their reasonable best efforts to have declared effective as soon as practicable following the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Santa Anita Shares subject to such Employee Stock Options and shall use their reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Employee Stock Options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the Surviving Corporations shall administer the Stock Plans assumed pursuant to this Section 4.5.10 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Stock Plan complied with such rule prior to the Mergers.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

  Section 5.1: Representations and Warranties of Meditrust.

  As an inducement to Realty and Operating to enter into this Agreement and to consummate the transactions contemplated hereby, Meditrust represents and warrants to Realty and Operating and agrees as follows:

    5.1.1 Organization of Meditrust. Meditrust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Meditrust is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the Meditrust Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Meditrust. Meditrust has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted. Meditrust has delivered to Realty and Operating complete and correct copies of the Restated Declaration of Trust and By-laws of Meditrust (the "Meditrust Charter") as amended and in effect on the date hereof. Meditrust has no subsidiaries other than as set forth in the Meditrust Disclosure Schedule.

    5.1.2 Operating Subsidiaries and MAC. The Meditrust Disclosure Schedule accurately and completely sets forth as to (a) each subsidiary of Meditrust which is a corporation, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by Meditrust and its other subsidiaries and (b) as to each subsidiary of Meditrust which is not a corporation, its name, the jurisdiction of its organization or formation and a detailed description of its capital structure which indicates the direct or indirect interest of Meditrust in such subsidiary. Each of the subsidiaries of Meditrust and MAC is a trust, corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own or lease and operate its properties, and to carry on its business as now conducted. All of the issued and outstanding shares of capital stock or other equity interests in each subsidiary of Meditrust are validly issued, fully paid and nonassessable and owned beneficially by Meditrust, free and clear of any liens or other encumbrances, and there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which any such subsidiary is obligated to issue, sell, purchase or redeem shares of capital stock or other equity interests in such subsidiary. Immediately prior to the Effective Time, all of the issued and outstanding MAC Shares will be validly issued, fully paid and nonassessable.

    5.1.3 Capitalization. As of March 31, 1997, the authorized capital of Meditrust consists of an unlimited number of shares of beneficial interest without par value (the "Meditrust Shares"), of which 61,495,104 Meditrust Shares are validly issued and outstanding and are fully paid and nonassessable. As of the date of this Agreement, Meditrust has outstanding options to purchase an aggregate of 893,832 Meditrust Shares (the "Meditrust Options") pursuant to option plans of Meditrust, and has made grants pursuant to which it is committed to issue 36,103 Meditrust Shares under its Meditrust 1992 Equity Incentive Plan (the "Stock Grant Shares"). Except for the Meditrust Options, the Stock Grant Shares and the convertible debt referred to in the audited balance sheet of Meditrust as of December 31, 1996 referenced in Section 5.1.6 hereof, as of the date of this Agreement, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which Meditrust is obligated to issue, sell, purchase or redeem shares of capital stock of Meditrust. Immediately prior to the Effective Time, the issued and outstanding capital of MAC shall be the same as Meditrust.

    5.1.4 Authority.

      (a) Each of Meditrust and MAC has full power and authority to enter into this Agreement and, subject to the approval by the shareholders of Meditrust of the Meditrust Shareholder Matters and of MAC of the MAC Shareholder Matters, to consummate the transactions contemplated hereby.

      (b) The execution, delivery and performance by each of Meditrust and MAC of this Agreement and the consummation by each of Meditrust and MAC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Meditrust or MAC, as the case may be, subject to the approval by the shareholders of Meditrust of the Meditrust Shareholder Matters and by the shareholders of MAC of the MAC Shareholder Matters. This Agreement is the legal, valid and binding agreement of each of Meditrust and MAC, enforceable against Meditrust and MAC, respectively, in accordance with its terms.

      (c) The execution or delivery by each of Meditrust and MAC of this Agreement, and consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by each of Meditrust and MAC, will not (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of Meditrust, MAC or any other subsidiary of Meditrust, under the Meditrust Charter, the Declaration of Trust or By-Laws of MAC (the "MAC Charter") or the charter documents of any of the other subsidiaries of Meditrust, or any other instrument or agreement to which Meditrust, MAC or any other subsidiary of Meditrust is a party or any of its properties is subject or by which it is bound or any statute, other law or regulatory provision affecting it, (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Meditrust, MAC or any other subsidiary of Meditrust, or (iii) adversely affect the qualification of Meditrust as a REIT, except for (A) the filing of appropriate documents with the SEC and pursuant to the HSR Act, (B) approval by the shareholders of Meditrust of the Meditrust Shareholder Matters and by the shareholders of MAC of the MAC Shareholder Matters, (C) those matters set forth in the Meditrust Disclosure Schedule, (D) filings with the Secretary of State of the States of Delaware and Massachusetts and (E) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on Meditrust or (y) prevent or hinder the consummation of the transactions contemplated hereby.

      (d) At all times since 1985, Meditrust has been and will continue to be organized and operated in conformity with the REIT Requirements, and its proposed method of operation, until the Realty Merger occurs, will enable it to continue to meet the REIT Requirements.

    5.1.5 Litigation. Except as disclosed in the Meditrust Disclosure Schedule or in the Meditrust SEC Documents, there are no actions, suits or proceedings or court orders or decrees pending, or, to the knowledge of Meditrust, threatened to which Meditrust, MAC or any subsidiary of Meditrust is a party or any of their respective properties is subject or by which any of them is bound before or by any court or governmental agency, which if determined adversely to the interests of Meditrust, MAC or any subsidiary of Meditrust, would reasonably be expected to either (x) have a Material Adverse Effect on Meditrust or (y) prevent or hinder the consummation of the transactions contemplated hereby.

    5.1.6 Financial Statements. Prior to the execution of this Agreement, Meditrust has delivered to Realty and Operating true and complete copies of the audited balance sheets of Meditrust as of December 31, 1996, 1995 and 1994, and the related audited statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Coopers & Lybrand L.L.P., and all letters from such accountants with respect to the results of such audits. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the financial condition and results of operations of Meditrust as of the respective dates thereof and for the respective periods covered thereby.

    5.1.7 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since December 31, 1996, except as disclosed in the Meditrust Disclosure Schedule, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on Meditrust.

    5.1.8 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in Meditrust's audited financial statements for the year ended December 31, 1996 or in the notes thereto or as disclosed in the Meditrust Disclosure Schedule, there are no liabilities against, relating to or affecting Meditrust, MAC or any subsidiary of Meditrust or any of their respective assets and properties, known, unknown, fixed or contingent, other than liabilities incurred in the ordinary course of business consistent with past practice and such other liabilities which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Meditrust.

    5.1.9 Meditrust SEC Documents. Meditrust has previously delivered or made available to Realty and Operating complete and correct copies of all Meditrust SEC Documents. As of their respective dates, none of the Meditrust SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Meditrust has timely made all filings required under the Securities Act and the Exchange Act and, as of their respective dates, all such filings complied, in all material respects, with the requirements of the Securities Act and the Exchange Act, as applicable.

    5.1.10 Certain Matters. Except as disclosed in the Meditrust Disclosure Schedule, the Meditrust SEC Documents, or in reports of consultants or title companies delivered to Realty and Operating prior to the date of this Agreement, there are no structural, mechanical, HVAC, zoning or title conditions relating to the real property of Meditrust, MAC or any subsidiary of Meditrust that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Meditrust.

    5.1.11 Environmental Matters. Each of Meditrust, MAC and each subsidiary of Meditrust has obtained all licenses which are required in respect of its business, operations, assets and properties under applicable environmental laws, other than those which the failure to obtain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Meditrust. Each of Meditrust, MAC and each subsidiary of Meditrust is in compliance with the terms and conditions of all such licenses and with any applicable environmental law, except those where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Meditrust.

    5.1.12 Compliance with Laws and Orders. Except as disclosed in the Meditrust Disclosure Schedule, none of Meditrust, MAC or any of the subsidiaries of Meditrust is in violation of or in default under any law or order applicable to Meditrust, MAC or any subsidiary of Meditrust or any of their respective assets and properties, which violation or default would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Meditrust or MAC.

    5.1.13 Real Property. (a) As to the real property which is owned by Meditrust, MAC, or to the best of Meditrust's knowledge, any of the subsidiaries of Meditrust, such entity has good and marketable title to such real property, free and clear of any liens or other encumbrances, except the liens and encumbrances disclosed in the Meditrust Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Meditrust.

      (b) As to real property in which any of Meditrust, MAC or any of the subsidiaries of Meditrust has a leasehold interest, Meditrust has a valid, binding and enforceable leasehold interest, free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Meditrust Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Meditrust.

      (c) As to real property which is owned indirectly by Meditrust through Meditrust's interest in a joint venture, partnership or similar ownership venture, (i) Meditrust has a good and valid interest in such joint venture, partnership or other entity, free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Meditrust Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Meditrust; and (ii) to the knowledge of Meditrust, such joint venture, partnership or other entity has good and marketable title to such real property, in the case of owned real property, or a valid, binding and enforceable leasehold interest in such real property, in the case of leased real property, in each case free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Meditrust Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Meditrust.

    5.1.14 Indebtedness. Neither Meditrust, MAC nor any of the subsidiaries of Meditrust is in default or breach under any indebtedness of Meditrust, MAC or any of the subsidiaries of Meditrust, except where such default or breach, individually or in the aggregate, would not have a Material Adverse Effect on Meditrust or MAC.

    5.1.15 No Finder. Neither Meditrust nor any party acting on behalf of Meditrust has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Lazard Freres & Co. LLC pursuant to a letter agreement dated as of February 1, 1997.

    5.1.16 Tax Matters.

      (a) At all times since the initial public offering of Meditrust, Meditrust has been and will continue to be organized and operated in conformity with the REIT Requirements, and its proposed method of operation will enable it to continue to meet the REIT Requirements.

      (b) The execution or delivery by Meditrust of this Agreement and the consummation by Meditrust of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Meditrust, will not adversely affect the qualification of Meditrust as a REIT, for each taxable year ending on or after the date of this Agreement.

      (c) Each of Meditrust, MAC and each subsidiary of Meditrust has timely, completely and correctly filed all Federal, state and local tax returns and reports required to be filed by them, and have timely paid or made adequate provision for the payment of all taxes, if any, required to be paid with respect thereto, except where the failure to file or pay is not reasonably expected to have a Material Adverse Effect on Meditrust. Except as set forth in the Meditrust Disclosure Schedule, neither Meditrust, MAC nor any of the subsidiaries of Meditrust have been audited or examined by the IRS or any state or local taxing authority and no notice of any such audit has been received by Meditrust, MAC or any of the subsidiaries of Meditrust, nor have Meditrust, MAC or any of the subsidiaries of Meditrust extended any applicable statute of limitations for the assessment or collections of tax. No liens for taxes exist with respect to any assets or properties of Meditrust, MAC or any of the subsidiaries of Meditrust, except for statutory liens for taxes not yet due.

      (d) Each of Meditrust, MAC and each subsidiary of Meditrust has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitations, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic or foreign) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failure to pay or withhold is not reasonably expected to have a Material Adverse Effect on Meditrust.

    5.1.17 Benefit Plans.

      (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Meditrust, MAC or the subsidiaries of Meditrust for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. Each of Meditrust, MAC and each subsidiary of Meditrust and all their Benefit Plans are in compliance with the applicable provisions of ERISA, all other applicable laws and all applicable collective bargaining agreements, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Meditrust.

      (b) None of Meditrust or any Commonly Controlled Entity has incurred any liability to a Pension Plan under Title IV of ERISA (other than for contributions or liabilities under Section 412 of the Code not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability of Meditrust, which liability has not been fully paid.

      (c) No Commonly Controlled Entity has withdrawn from any
    "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) where such withdrawal has resulted or would result in any material
    "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

      (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without any material increase in liability to the Surviving Corporations.

      (e) No employee of Meditrust, MAC or any of the subsidiaries of Meditrust will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

      (f) Each such Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that covers the Tax Reform Act of 1986.

  Section 5.2: Representations and Warranties of Realty.

  As an inducement to Meditrust and MAC to enter into this Agreement and to consummate the transactions contemplated hereby, Realty represents and warrants to Meditrust and MAC and agrees as follows:

    5.2.1 Organization of Realty. Realty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Realty is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the Realty Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Realty. Realty has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Realty has delivered to Meditrust complete and correct copies of the Certificate of Incorporation (the "Realty Certificate") and by-laws (the "Realty By-laws") of Realty, in each case as amended and in effect on the date hereof. Realty has no subsidiaries, other than Santa Anita Realty LLC, which has not conducted, and conducts no business.

    5.2.2 Capitalization. On the date hereof, the authorized capital of Realty consists of 6,000,000 shares of preferred stock, $.10 par value (the "Realty Preferred Shares"), and 19,000,000 shares of common stock, $.10 par value (the "Realty Common Shares" and together with the Realty Preferred Shares, the "Realty Shares"), of which 867,343 Realty Preferred Shares and 11,586,925 Realty Common Shares are validly issued and outstanding and are fully paid and nonassessable and of which none is reserved for any purpose, except those Realty Shares issuable upon exercise of the Realty Options (as defined below), the exchange of outstanding Realty Preferred Shares and the Rights. As of the date of this Agreement, Realty has granted options to purchase an aggregate of 315,675 Realty Common Shares (the "Realty Options") pursuant to option plans of Realty. Except for the Realty Options and the Rights, and except as contemplated by this Agreement or as disclosed in the Realty Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which Realty is obligated to issue, sell, purchase or redeem shares of capital stock of Realty. 59,291 restricted Realty Common Shares and options to purchase 470,000 Realty Common Shares have been issued pursuant to Operating's option plans. No restricted Santa Anita Shares have been issued pursuant to Realty's 1995 Share Award Plan. The Acquired Shares and the Unaffiliated Acquired Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be fully paid and nonassessable Santa Anita Shares, not subject to any preemptive right.

    5.2.3 Authority.

      (a) Realty has full corporate power and authority to enter into this Agreement and, subject to the approval by the shareholders of Realty of the Realty Shareholder Matters, to consummate the transactions contemplated hereby.

      (b) The execution, delivery and performance by Realty of this Agreement and the consummation by Realty of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Realty, subject to the approval by the shareholders of Realty of the Realty Shareholder Matters. This Agreement is the legal, valid and binding agreement of Realty, enforceable against Realty in accordance with its terms.

      (c) The execution or delivery by Realty of this Agreement and consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Realty, will not
    (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of Realty, under the Realty Certificate, the Realty By-laws, the Pairing Agreement dated December 20,

    1979 (the "Pairing Agreement") between Realty and Operating, or any other instrument or agreement to which Realty is a party or any of its properties is subject or by which it is bound or any statute, other law or regulatory provision affecting it, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Realty, except, in the case of clauses (i) and (ii) above, for (A) the filing of appropriate documents with the SEC and pursuant to the HSR Act, (B) approval by the shareholders of Realty of the Realty Shareholder Matters, (C) those matters set forth in the Realty Disclosure Schedule, (D) filings with the Secretary of State of the State of Delaware and (E) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations which would not reasonably be expected to either (x) have a Material Adverse Effect on Realty or (y) prevent or hinder the consummation of the transactions contemplated hereby.

      (d) The Board of Directors of Realty has taken all action to exempt the transactions contemplated by this Agreement from Section 203 of the DGCL, the Rights Agreement and Article Ninth of the Realty Certificate.

    5.2.4 Litigation. Except as disclosed in the Realty Disclosure Schedule or in the Santa Anita SEC Documents, there are no actions, suits or proceedings or court orders, or decrees pending or, to the knowledge of Realty, threatened to which Realty is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of Realty, would reasonably be expected to either (x) have a Material Adverse Effect on Realty or (y) prevent or hinder the consummation of the transactions contemplated hereby.

    5.2.5 Financial Statements. Except as referenced in the Realty Disclosure Schedule, (i) prior to the execution of this Agreement, Realty has delivered to Meditrust true and complete copies of the audited balance sheets of Realty as of December 31, 1996, 1995 and 1994, and the related audited statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Kenneth Leventhal & Co (for the 1994 fiscal year) and Ernst & Young LLP (for the 1995 and 1996 fiscal years), and all letters from such accountants with respect to the results of such audits; and (ii) except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the financial condition and results of operations of Realty as of the respective dates thereof and for the respective periods covered thereby.

    5.2.6 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since December 31, 1996, except as disclosed in the Realty Disclosure Schedule, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on Realty.

    5.2.7 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in Realty's audited financial statements for the year ended December 31, 1996 or in the notes thereto or as disclosed in the Realty Disclosure Schedule, there are no liabilities against, relating to or affecting Realty or any of its assets and properties, known, unknown, fixed or contingent, other than liabilities incurred in the ordinary course of business consistent with past practice and such other liabilities which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Realty.

    5.2.8 Santa Anita SEC Documents. Except as referenced in the Realty Disclosure Schedule, (i) Realty has previously delivered or made available to Meditrust complete and correct copies of all Santa Anita SEC Documents;
  (ii) as of their respective dates, none of the Santa Anita SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) Realty has timely made all filings required under the Securities Act and the Exchange Act and, as of their respective dates, all such filings complied, in all material respects, with the requirements of the Securities Act and the Exchange Act, as applicable.

    5.2.9 Certain Matters. Except as disclosed in the Realty Disclosure Schedule, the Santa Anita SEC Documents, or in reports of consultants or title companies delivered to Meditrust prior to the date of this Agreement, there are no structural, mechanical, HVAC, zoning or title conditions relating to Realty's real property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Realty.

    5.2.10 Environmental Matters. Realty has obtained all licenses which are required in respect of its business, operations, assets and properties under applicable environmental laws other than those which the failure to obtain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Realty. Except as disclosed in the Realty Disclosure Schedule, Realty is in compliance with the terms and conditions of all such licenses and with any applicable environmental law, except those where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Realty.

    5.2.11 Compliance with Laws and Orders. Except as disclosed in the Realty Disclosure Schedule, Realty is not, nor has Realty at any time within the last five years been, in violation of or in default under any law or order applicable to Realty or any of its assets and properties, which violation or default would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Realty.

    5.2.12 Real Property.

      (a) As to real property which is owned by Realty, Realty has good and marketable title to such real property, free and clear of any liens or other encumbrances, except the liens and encumbrances disclosed in the Realty Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Realty.

      (b) As to real property in which Realty has a leasehold interest, Realty has a valid, binding and enforceable leasehold interest, free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Realty Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Realty.

      (c) As to real property which is owned indirectly by Realty through Realty's interest in a joint venture, partnership or similar ownership venture, (i) Realty has a good and valid interest in such joint venture, partnership or other entity, free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Realty Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Realty; and (ii), to the knowledge of Realty, such joint venture, partnership or other entity has good and marketable title to such real property, in the case of owned real property, or a valid, binding and enforceable leasehold interest in such real property, in the case of leased real property, free and clear of all liens and encumbrances, except for any liens or encumbrances disclosed in the Realty Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Realty.

    5.2.13 Indebtedness. Except as disclosed in the Realty Disclosure Schedule, Realty is not in default or breach under any indebtedness of Realty, except where such default or breach, individually or in the aggregate, would not have a Material Adverse Effect on Realty.

    5.2.14 No Finder. Neither Realty nor any party acting on behalf of Realty has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Morgan Stanley & Co. Incorporated pursuant to a letter agreement dated August 1, 1996.

    5.2.15 Former Agreement. The Amended and Restated Formation Agreement, dated as of October 24, 1996, as amended as of January 7, 1997, among Operating, Realty and Colony Investors II, L.P. ("Colony") has been terminated in accordance with its terms and Realty and Operating have no liabilities or obligations, contingent or otherwise, under or arising out of such agreement or the transactions contemplated thereby, except for obligations under the confidentiality provisions of such agreement, certain registration rights, certain limited rights of indemnification and as disclosed in the Realty Disclosure Schedule.

    5.2.16 Tax Matters.

      (a) At all times since January 1, 1980, Realty has been and will continue to be organized and operated in conformity with the REIT Requirements, and its proposed method of operation will enable it to continue to meet the REIT Requirements and to otherwise preserve the federal income tax status of its paired share status. The Pairing Agreement was duly and validly authorized and is a valid and binding agreement, enforceable against Realty in accordance with its terms. The Realty Shares are paired with the Operating Shares pursuant to the Pairing Agreement and such pairing is grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

      (b) The execution or delivery by Realty of this Agreement and the consummation by Realty of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Realty, will not (i) conflict with the private letter rulings issued by the IRS to Realty dated October 16, 1979 and January 11, 1980 (the "Private Letter Rulings") or (ii) adversely affect the qualification of Realty as a REIT, for each taxable year ending on or after the date of this Agreement or adversely affect the ability of Realty to retain its status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

      (c) Since January 1, 1980, Realty and Operating have operated consistent with the Private Letter Rulings and the IRS has not revoked or threatened to revoke the Private Letter Rulings.

      (d) Except as disclosed in the Realty Disclosure Schedule, Realty has timely, completely and correctly filed all Federal, state and local tax returns and reports required to be filed by them, and has timely, paid or made adequate provision for the payment of all taxes, if any, required to be paid with respect thereto, except where the failure to file or pay is not reasonably expected to have a Material Adverse Effect on Realty. Except as set forth in the Realty Disclosure Schedule, neither Realty nor any of its subsidiaries have been audited or examined by the IRS or any state or local taxing authority and no notice of any such audit has been received by Realty, nor has Realty extended any applicable statute of limitations for the assessment or collections of tax. Except as disclosed in the Realty Disclosure Schedule, no liens for taxes exist with respect to any assets or properties of Realty or any of its subsidiaries, except for statutory liens for taxes not yet due.

      (e) Realty has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including without limitations, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic or foreign) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failure to pay or withhold is not reasonably expected to have a Material Adverse Effect on Realty.

    5.2.17 Benefit Plans.

      (a) Each Pension Plan, Welfare Plan and other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Realty for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. Realty and all their Benefit Plans are in compliance with the applicable provisions of ERISA, all other applicable laws and all applicable collective bargaining agreements, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Realty.

      (b) None of Realty or any Commonly Controlled Entity has incurred any liability to a Pension Plan under Title IV of ERISA (other than for contributions or liabilities under Section 412 of the Code not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability of Realty, which liability has not been fully paid.

      (c) No Commonly Controlled Entity has withdrawn from any
    "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) where such withdrawal has resulted or would result in any material
    "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

      (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without any material increase in liability to the Surviving Corporations.

      (e) Except as set forth in the Realty Disclosure Schedule, no employee of Realty or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

      (f) Each such Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that covers the Tax Reform Act of 1986.

    5.2.18 Hahn Agreement. Realty has entered into a Memorandum of Agreement, dated as of January 27, 1997 (the "Memorandum"), with TrizecHahn Centers, Inc. ("Hahn"), pursuant to which Realty and Hahn have agreed (i) to cooperate to obtain the agreement of The Mitsubishi Bank, Limited to release Realty from the Santa Anita Repayment Guaranty (as defined in the Memorandum) and (iii) that Hahn will, subject to the full and faithful performance by Realty of its obligations under the Memorandum, defend, indemnify and hold Realty harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultant fees, arising out of or in connection with any liability under the Santa Anita Repayment Guaranty). To the knowledge of Realty, Hahn has a net worth in excess of $500 million.

  Section 5.3 Representations and Warranties of Operating.

  As an inducement to Meditrust and MAC to enter into this Agreement and to consummate the transactions contemplated hereby, Operating represents and warrants to Meditrust and MAC and agrees as follows:

    5.3.1 Organization of Operating. Operating is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Operating and its subsidiaries are each duly qualified to transact business and are each in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification (each of which is listed in the Operating Disclosure Schedule), other than in such jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Operating. Operating has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Operating has delivered to Meditrust complete and correct copies of the Certificate of Incorporation (the "Operating Certificate") and by-laws (the "Operating By-laws") of Operating, in each case as amended and in effect on the date hereof.

    5.3.2 Operating Subsidiaries. The Operating Disclosure Schedule accurately and completely sets forth as to (a) each subsidiary of Operating which is a corporation, its name, the jurisdiction of its incorporation, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by Operating and its other subsidiaries and (b) as to each subsidiary of Operating which is not a corporation, its name, the jurisdiction of its organization or formation and a detailed description of its capital structure which indicates the direct or indirect interest of Operating in such subsidiary. Each subsidiary of Operating is a trust, corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own or lease and operate its properties, and to carry on its business as now conducted. All of the issued and outstanding shares of capital stock or other equity interests in each subsidiary of Operating are validly issued, fully paid and nonassessable and owned beneficially by Operating, free and clear of any liens or other encumbrances, and there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which any such subsidiary is obligated to issue, sell, purchase or redeem shares of capital stock or other equity interests in such subsidiary.

    5.3.3 Capitalization. On the date hereof, the authorized capital of Operating consists of 6,000,000 shares of preferred stock, $.10 par value (the "Operating Preferred Shares"), and 19,000,000 shares of common stock, $.10 par value (the "Operating Common Shares" and together with the Operating Preferred Shares, the "Operating Shares"), of which 867,343 Operating Preferred Shares and 11,496,225 Operating Common Shares are validly issued and outstanding and are fully paid and nonassessable and of which none is reserved for any purpose, except those Operating Shares issuable upon exercise of the Operating Options (as hereinafter defined), the exchange of outstanding Operating Preferred Shares and the Rights. Operating has granted options to purchase an aggregate of 470,000 Operating Common Shares (the "Operating Options") pursuant to option plans of Operating. Except for the Operating Options, and except as contemplated by this Agreement or as disclosed in the Operating Disclosure Schedule, there are no options, warrants or other rights to acquire, or agreements or commitments pursuant to which Operating is obligated to issue, sell, purchase or redeem shares of capital stock of Operating. 59,291 restricted Operating Common Shares have been issued pursuant to Operating's 1995 Share Award Plan. The Acquired Shares and the Unaffiliated Acquired Shares have been duly authorized and when issued and paid for in accordance with the terms of this Agreement, will be fully paid and nonassessable Santa Anita Shares, not subject to any preemptive right.

    5.3.4 Authority.

      (a) Operating has full corporate power and authority to enter into this Agreement and, subject to the approval by the shareholders of Operating of the Operating Shareholder Matters, to consummate the transactions contemplated hereby.

      (b) The execution, delivery and performance by Operating of this Agreement and the consummation by Operating of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Operating, subject to the approval by the shareholders of Operating of the Operating Shareholder Matters. This Agreement is the legal, valid and binding agreement of Operating, enforceable against Operating in accordance with its respective terms.

      (c) The execution or delivery by Operating of this Agreement and consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Operating, will not (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the assets of Operating or any of its subsidiaries, under the Operating Certificate, the Operating By-laws, the organizational documents of any subsidiary of Operating, the Pairing Agreement or any other instrument or agreement to which Operating or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound or any statute, other law or regulatory provision affecting any of them, or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body, by or on behalf of Operating or any of its subsidiaries, except for (A) the filing of appropriate documents with the SEC and pursuant to the HSR Act, (B) approval by the shareholders of Operating of the Operating Shareholder Matters, (C) those matters set forth in the Operating Disclosure Schedule, (D) filings with the Secretary of State of Delaware and (E) such conflicts, breaches, defaults, events, creations, impositions, approvals, consents, declarations, filings or authorizations, which would not reasonably be expected to either (x) have a Material Adverse Effect on Operating or
    (y) prevent or hinder the consummation of the transactions contemplated hereby.

      (d) The Pairing Agreement is duly and validly authorized and is a valid and binding agreement, enforceable against Operating in accordance with its terms. The Operating Shares are paired with the Realty Shares pursuant to the Pairing Agreement and Section 136(c)(3) of the Deficit Reduction Act of 1984; such pairing does not cause the activities of Operating to be attributed to Realty as provided in
    Section 269B(a)(3) of the Code.

      (e) The Board of Directors of Operating has taken all action to exempt the transactions contemplated by this Agreement from Section 203 of the DGCL, the Rights Agreement and Article Ninth of the Operating Certificate.

    5.3.5 Litigation. Except as disclosed in the Operating Disclosure Schedule or in the Santa Anita SEC Documents, there are no actions, suits or proceedings or court orders or decrees pending, or, to the knowledge of Operating, threatened to which Operating or its subsidiaries is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency, which if determined adversely to the interests of Operating or its subsidiaries, would reasonably be expected to either (x) have a Material Adverse Effect on Operating or (y) prevent or hinder the consummation of the transactions contemplated hereby.

    5.3.6 Financial Statements. Prior to the execution of this Agreement, Operating has delivered to Meditrust true and complete copies of the audited consolidated balance sheets of Operating and its subsidiaries as of December 31, 1996, 1995 and 1994, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Kenneth Leventhal & Co. (for the 1994 fiscal year) and Ernst & Young LLP (for the 1995 and 1996 fiscal years), and all letters from such accountants with respect to the results of such audits. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of Operating and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

    5.3.7 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, and except as disclosed in the Operating Disclosure Schedule, since December 31, 1996, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on Operating.

    5.3.8 No Undisclosed Liabilities. Except as reflected or reserved against in the consolidated balance sheet included in Operating's audited financial statements for the year ended December 31, 1996 or in the notes thereto or as disclosed in the Operating Disclosure Schedule, there are no liabilities against, relating to or affecting Operating or any of its subsidiaries or any of its assets and properties, known, unknown, fixed or contingent, other than liabilities incurred in the ordinary course of business consistent with past practice and such other liabilities which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Operating.

    5.3.9 Santa Anita SEC Documents. Except as referenced in the Operating Disclosure Schedule, (i) Operating has previously delivered or made available to Meditrust complete and correct copies of the Santa Anita SEC Documents; (ii) as of their respective dates, none of the Santa Anita SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) Operating has timely made all filings required under the Securities Act and the Exchange Act and, as of their respective dates, all such filings complied, in all material respects, with the requirements of the Securities Act and the Exchange Act, as applicable.

    5.3.10 Certain Matters. Except as disclosed in the Santa Anita SEC Documents, the Operating Disclosure Schedule or in reports of consultants or title companies delivered to Meditrust prior to the date of this Agreement, there are no structural, mechanical, HVAC, zoning or title conditions relating to real property of Operating or any of its subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Operating.

    5.3.11 Environmental Matters. Each of Operating and its subsidiaries has obtained all licenses which are required in respect of its business, operations, assets and properties under applicable environmental laws other than those which the failure to obtain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Operating. Except as disclosed in the Operating Disclosure Schedule, each of Operating and its subsidiaries is in compliance with the terms and conditions of all such licenses and with any applicable environmental law, except those where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Operating.

    5.3.12 Compliance with Laws and Orders. Except as disclosed in the Operating Disclosure Schedule, none of Operating and its subsidiaries is, nor has any of Operating and its subsidiaries at any time within the last five years been, in violation of or in default under any law or order including, without limitation, the California Horse Racing Board applicable to Operating and its subsidiaries or any of their assets and properties, which violations or default would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Operating.

    5.3.13 Real Property

      (a) As to real property which is owned to the best of its knowledge, by Operating or by any of its subsidiaries, good and marketable title to the real property, free and clear of any liens or other encumbrances, except the liens and encumbrances disclosed in the Operating Disclosure Schedule or which would not individually or in the aggregate, have a Material Adverse Effect on Operating.

      (b) As to real property in which Operating or any of its subsidiaries has a leasehold interest, Operating or such subsidiary has a valid, binding and enforceable leasehold interest, free and clear of any liens or other encumbrances except the liens and encumbrances disclosed in the Operating Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Operating.

      (c) As to real property which is owned indirectly by Operating or any of its subsidiaries, through Operating's or any of its subsidiaries' interest in a joint venture, partnership or similar ownership venture,
    (i) Operating or its subsidiaries, as the case may be, has a good and valid interest in such joint venture, partnership or other entity free and clear of any liens or other encumbrances; and (ii), to the knowledge of Operating such joint venture, partnership or other entity has good and marketable title to such real property, in the case of owned real property, or a valid, binding and enforceable leasehold interest in such real property, in the case of leased real property, free and clear of any liens or other encumbrances, except the liens and encumbrances disclosed in the Operating Disclosure Schedule or which would not, individually or in the aggregate, have a Material Adverse Effect on Operating.

    5.3.14 Indebtedness. Neither Operating nor any of its subsidiaries is in default or breach under any indebtedness of Operating or any of its subsidiaries, except where such default or breach, individually or in the aggregate, would not have a Material Adverse Effect on Operating.

    5.3.15 No Finder. Neither Operating nor any party acting on behalf of Operating has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Morgan Stanley & Co. Incorporated pursuant to a letter agreement dated August 1, 1996.

    5.3.16 Former Agreement. The Amended and Restated Formation Agreement, dated as of October 24, 1996, as amended as of January 7, 1997, among Operating, Realty and Colony has been terminated in accordance with its terms and Realty and Operating have no liabilities or obligations, contingent or otherwise, under or arising out of such agreement or the transactions contemplated thereby, except for obligations under the confidentiality provisions of such agreement, certain registration rights, certain limited rights of indemnification and as disclosed in the Operating Disclosure Schedule.

    5.3.17 Tax Matters.

      (a) Operating and its subsidiaries have timely, completely and correctly filed all Federal, state and local tax returns and reports required to be filed by them, and have timely paid or made adequate provision for the payment of all taxes, if any, required to be paid with respect thereto, except where the failure to file or pay is not reasonably expected to have a Material Adverse Effect on Operating.

    Except as set forth in the Operating Disclosure Schedule, neither Operating nor any of its subsidiaries have been audited or examined by the IRS or any state or local taxing authority and no notice of any such audit has been received by Operating or any of its subsidiaries, nor have Operating or any of its subsidiaries extended any applicable statute of limitations for the assessment or collections of tax. No liens for taxes exist with respect to any assets or properties of Operating or any of its subsidiaries, except for statutory liens for taxes not yet due.

      (b) Operating and each of its subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitations, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic or foreign) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except where the failure to pay or withhold is not reasonably expected to have a Material Adverse Effect on Operating.

    5.3.18 Benefit Plans.

      (a) Each Pension Plan, Welfare Plan and other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Operating or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. Operating and its subsidiaries and all their Benefit Plans are in compliance with the applicable provisions of ERISA, all other applicable laws and all applicable collective bargaining agreements, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Operating.

      (b) None of Operating or any Commonly Controlled Entity has incurred any liability to a Pension Plan under Title IV of ERISA (other than for contributions or liabilities under Section 412 of the Code not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability of Operating, which liability has not been fully paid.

      (c) No Commonly Controlled Entity has withdrawn from any
    "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) where such withdrawal has resulted or would result in any material
    "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

      (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without any material increase in liability to the Surviving Corporations.

      (e) Except as set forth in the Operating Disclosure Schedule, no employee of Operating or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

      (f) Each such Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that covers the Tax Reform Act of 1986.

                                  ARTICLE VI

                                   COVENANTS

  Section 6.1: Conduct Pending the Closing. Each of Meditrust, MAC, Realty and Operating covenants and agrees as to itself and its subsidiaries that, from and after the date hereof until the Effective Time, except insofar as the other party shall otherwise consent or except as otherwise contemplated by this Agreement or its Disclosure Schedule:

    6.1.1 Taking into account any operational matters that may arise that are primarily attributable to the pendency of the Reorganization, it will use reasonable best efforts such that the business of it and its subsidiaries will be conducted only in the ordinary and usual course consistent with past practice and existing business plans and, to the extent consistent therewith, it and its subsidiaries will use all reasonable efforts to preserve their business organization intact and maintain their existing relations with customers, suppliers, employees and business associates.

    6.1.2 Neither Realty, MAC nor Meditrust shall take any action or omit to take any action that would cause Realty, MAC or Meditrust to be disqualified as a REIT or which would result in a loss of Realty's status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 or other failure to meet the REIT Requirements.

    6.1.3 Neither Realty nor Operating shall, and Operating shall cause the subsidiaries it controls not to, without the prior written consent of Meditrust, which shall not be unreasonably withheld,

      (a) voluntarily sell, transfer or dispose of any real property of Realty or of Operating;

      (b) incur any debt or lease obligations or purchase money financing obligations, other than, in each case, in the ordinary course of business consistent with past practice (for example, trade payables);

      (c) acquire any additional real estate or other assets (other than receipt of cash or investments of cash in cash-equivalents in connection with permitted sales of assets);

      (d) adopt or propose any change in their respective certificates of incorporation or any material change in their respective bylaws;

      (e) subject to the provisions of Section 6.2, adopt, or permit any of their respective subsidiaries to adopt, a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Operating, Realty or any of their respective subsidiaries (other than a liquidation or dissolution of any subsidiary or a merger or consolidation between wholly owned subsidiaries);

      (f) redeem, purchase or otherwise acquire directly or indirectly any of Operating's or Realty's capital stock except acquisitions of restricted stock pursuant to the terms of Operating's option plans;

      (g) (i) grant any severance or termination pay to any director, officer or employee, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee, (iii) increase benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase compensation, bonus or other benefits payable to directors, officers or employees other than, in the case of clause (iv) only, increases in compensation, bonus or other benefits payable to employees in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

      (h) issue or enter into any executory agreement to issue any new equity securities other than (A) Santa Anita Shares issued in replacement of lost, stolen or transferred outstanding shares, (B) Santa Anita Shares to be issued upon exercise of options or warrants outstanding, (C) Santa Anita Shares to be issued upon exchange of Santa Anita Preferred Shares, (D) Santa Anita Shares to be issued pursuant to the Rights Agreement, or (E) as otherwise contemplated by this Agreement;

      (i) declare and pay any dividends or make other distributions to holders of Realty Shares in excess of $.20 per Realty Share per quarter or such additional dividends as are otherwise necessary for Realty to satisfy the REIT Requirements, or repay indebtedness except for scheduled repayments pursuant to the terms of such indebtedness;

      (j) amend or terminate the Rights Agreement unless advised by outside counsel that such amendment or termination could reasonably be required by the fiduciary duties of its Board of Directors; or

      (k) agree, or permit any subsidiary to agree, or commit to do any of the foregoing.

    6.1.4 Meditrust shall not, without the prior written consent of Realty and Operating, which shall not be unreasonably withheld,

      (a) issue any Meditrust Shares at a price materially less than prevailing market prices, except for Meditrust Shares issued pursuant to existing contractual obligations or pursuant to employee benefit plans; and

      (b) increase its quarterly dividends to holders of Meditrust Shares by more than $.0075 per Meditrust Share per quarter or by such additional amount as is otherwise necessary for Meditrust to satisfy the REIT Requirements.

  Section 6.2: Acquisition Proposals. (a) From the date of this Agreement until the Closing Date, neither Realty nor Operating nor any of their respective subsidiaries will, and each of Realty and Operating will use their best efforts to cause their respective directors and any other persons acting, or purporting to act, on their behalf (including, but not limited to, their officers, employees, investment bankers, financial advisors, attorneys or accountants) not to, initiate any contact with, solicit, encourage or enter into or continue any discussions, negotiations, understandings or agreements with, anyone other than Meditrust (a "Third Party") with respect to, or furnish or disclose any non-public information regarding Realty, Operating or their subsidiaries, to any Third Party in connection with, any Competing Transaction Proposal. Notwithstanding the foregoing, to the extent the Realty Board and the Operating Board could reasonably be required by their fiduciary duties as determined in good faith on the written advice of outside counsel to Realty and Operating, to take the following steps at any time prior to approval by the Realty shareholders of the Realty Shareholder Matters and approval by the Operating shareholders of the Operating Shareholder Matters,
(i) Realty and Operating may, in response to an unsolicited request, furnish non-public information with respect to Realty and Operating or their subsidiaries to any Third Party pursuant to a customary confidentiality and standstill agreement and discuss that information (but not a Competing Transaction Proposal) with the Third Party and (ii) upon receipt by Realty or Operating of a Competing Transaction Proposal from a Third Party, if each of the Realty Board and the Operating Board has reasonably determined that the transaction contemplated by the Competing Transaction Proposal, if consummated, would constitute an Alternative Transaction, then Realty and Operating may participate in discussions and negotiations with the Third Party regarding the Competing Transaction Proposal.

  (b) At least five business days prior to entering into definitive agreements with respect to an Alternative Transaction, Realty and Operating will deliver an Alternative Transaction Notice to Meditrust advising it of the determination by the Realty Board and the Operating Board that the transaction contemplated by the Competing Transaction Proposal would constitute an Alternative Transaction, which notice will include a summary of the Alternative Transaction. During such five business day period, Meditrust may propose an improved transaction to Realty and Operating.

  (c) If prior to the approval by the shareholders of Realty of the Realty Shareholder Matters and approval by the shareholders of Operating of the Operating Shareholder Matters (i) Realty and Operating have delivered an Alternative Transaction Notice to Meditrust in accordance with Section 6.2(b),
(ii) the terms of the Alternative Transaction are not modified in a manner adverse to Realty or Operating and (iii) Realty and Operating have paid the Termination Fee to Meditrust and reimbursed Meditrust's Transaction Expenses, then Realty and Operating may terminate this Agreement and enter into an agreement with a Qualified Third Party with respect to the Alternative Transaction described in the Alternative Transaction Notice that Realty and Operating gave to Meditrust. A "Qualified Third Party" means a Third Party which the Board of Directors of Realty and Operating reasonably determine has the financial ability (including, to the extent external financing will be required, binding commitments for that financing) to complete an Alternative Transaction.

  (d) Neither Realty nor Operating will modify, or release any third party from, any confidentiality or standstill agreement to which either of them is a party.

  Section 6.3: Information Supplied. Each of the parties hereto agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in any registration statement, proxy statement or
Schedule 14A, or any amendment or supplement thereto, will, in the case of a registration statement, at the time such registration statement and each amendment and supplement thereto becomes effective under the Securities Act, or, in the case of a proxy statement or Schedule 14A, at the time such proxy statement or Schedule 14A and each amendment and supplement thereto is filed with the SEC or mailed to shareholders and at the time of the applicable meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  Section 6.4: Shareholder Approvals; Registration Statement.

    6.4.1 Registration Statement. Realty, Operating, Meditrust and MAC shall prepare and file with the SEC the Registration Statement registering the issuance of the Santa Anita Shares to Meditrust's and MAC's shareholders, which shall include a joint proxy statement to solicit proxies in connection with the meetings of the shareholders of each of Realty, Operating, Meditrust and MAC referred to in Section 6.4.2 (the form of such joint proxy statement, together with any amendments thereof or supplements thereto, mailed to the shareholders of each of Realty, Operating, Meditrust and MAC in connection with such meetings is referred to herein as the "Proxy Statement").

    6.4.2 Shareholder Meetings. Subject to the second succeeding sentence, each of Realty, Operating, Meditrust and MAC agrees to take, in accordance with applicable law and its Certificate of Incorporation and By-laws or Charter, all action necessary to convene a meeting of its respective shareholders, as promptly as practicable after the Proxy Statement is cleared by the SEC, to consider and vote upon the approval of the transactions contemplated hereby. Subject to the next succeeding sentence, each of the Realty Board, the Operating Board, the Meditrust Board and the Board of Trustees of MAC shall recommend such adoption and approval and shall take all lawful action to solicit such approval by shareholders. Each of the Realty Board or the Operating Board may fail to take action necessary to convene a meeting of its shareholders or make such a recommendation, or withdraw, modify, or change any such recommendation, or recommend any other offer or proposal, only if Realty and Operating have complied with Section 6.2(a) and an Alternative Transaction is pending at the time the Realty Board and Operating Board make such determination; provided that no such failure to convene a meeting or to recommend, or no such withdrawal, modification or change of any such recommendation or recommendation of any other offer or proposal shall be made unless (a) Realty and Operating shall have delivered to Meditrust at least 48 hours written notice advising Meditrust that the Boards of Realty and Operating have received a proposal for an Alternative Transaction and identifying the person or persons making such proposal and (b) such Board, based on the written opinion of its outside counsel, has determined that convening such a meeting, making such recommendation, or the failure to recommend any other offer or proposal, or the failure to so withdraw, modify, or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of such board to breach their fiduciary duties under applicable law. In such event, notwithstanding anything contained in this Agreement to the contrary, any such failure to convene such a meeting, failure to recommend, withdrawal, modification, or change of recommendation or recommendation of such other offer or proposal, or the entering by Realty and Operating into an agreement with respect to an Alternative Transaction in accordance with
  Section 6.2, shall not constitute a breach of this Agreement by Realty and Operating. Neither Meditrust nor MAC shall be required to convene its shareholder meeting if Realty and Operating do not convene their respective shareholder meetings as described in this Section 6.4.2.

  Section 6.5: Other Actions.

    6.5.1 Each party hereto shall cooperate with the other parties hereto, subject to the terms and conditions set forth herein, use its reasonable best efforts promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as practicable all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby. Each party shall have the right to review in advance, and each will use its best efforts to consult with the other, in each case, subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other parties which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated hereby. In exercising the foregoing rights, each of the parties hereto shall act reasonably and as promptly as practicable. Each party hereto shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby and each party shall keep the other parties hereto apprised of the status of matters relating to completion of the transactions contemplated hereby.

    6.5.2 Each party hereto shall, upon request and except as otherwise may be required by applicable law, furnish the other parties hereto with all information concerning itself, its subsidiaries, directors, trustees, officers and shareholders and other Affiliates and such other matters as may be reasonably necessary or advisable in connection any statement, filing, notice or application made by or on behalf of such other party or any of its Affiliates to any Governmental Entity in connection with any transactions contemplated by this Agreement.

    6.5.3 Each party hereto shall, subject to applicable laws relating to the exchange of information, promptly furnish the other parties hereto with copies of written communications received by each such party, or any of its subsidiaries, associates or other Affiliates, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

    6.5.4 Each party hereto shall cooperate with each other party hereto and promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain favorable review of the proposed transaction under the HSR Act, which efforts shall include, without limitation, except as otherwise may be required by applicable law, obtaining mutual agreement concerning agency appearances and submissions and allowing each party or its attorneys to (i) interview the other party's employees, (ii) review the other party's documents and data, (iii) assist in all preparation for any agency interviews, depositions or voluntary agency appearances and attend such appearances to the extent permitted by agency rules and (iv) review and approve in advance of submission any written materials to be submitted to the agency. Each of the parties hereto shall use reasonable best efforts to resolve any objections that may be asserted with respect to the Reorganization by the Department of Justice, the Federal Trade Commission, any State Attorney General or any other Governmental Entity (including, without limitation, objections under any antitrust laws). In the event a suit is threatened or instituted challenging the Reorganization as violative of any antitrust laws, each party shall use reasonable efforts to avoid the filing of, resist or resolve such suit. The parties hereto shall use reasonable efforts to take such action as may be required: (i) by the Department of Justice, the Federal Trade Commission, any State Attorney General or any other Governmental Entity in order to resolve such objections as any of them may have to the Reorganization, or (ii) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Reorganization as violative of any antitrust laws, in order to avoid the entry of, or to cause the withdrawal or voiding of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the transactions contemplated hereby.

  Section 6.6: Access.

  (a) Upon reasonable notice, and except as may otherwise be required by applicable law or contractual requirements, each party hereto shall afford each other party's Representatives full access, during normal business hours throughout the period until the Effective Time, to its properties, books, Contracts, records, employees, contract employees and accountants and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall be deemed to modify any representation or warranty made by the party furnishing such information. Each party hereto shall not, and shall cause its respective Representatives not to, use any information obtained pursuant to this Section for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, pending consummation of the transactions herein contemplated, each party conducting an investigation hereunder (the "Examining Party") shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained from the other party (the "Examined Party") pursuant to this Section or during the investigation leading up to the execution of this Agreement unless such information (i) was already known to the Examining Party (unless subject to a separate confidentiality agreement with the Examined Party), (ii) becomes available to the Examining Party from other sources not known by the Examining Party to be bound by a confidentiality obligation to the Examined Party, (iii) is independently acquired by the Examining Party as a result of work carried out by any employee or representative of the Examining Party to whom no disclosure of such information has been made, (iv) is disclosed with the prior written approval of the Examined Party or (v) is or becomes readily ascertainable from published information or trade sources. Upon any termination of this Agreement, each party shall (i) collect and deliver to the other party all nonpublic documents obtained by it or any of its Representatives from the other party and then in their possession and any copies thereof and (ii) destroy or cause to be destroyed all notes, memoranda or other documents in the possession of it or any of its Representatives containing or reflecting any nonpublic information obtained from the other party.

  (b) Each of Realty and Operating agrees that it will notify Meditrust in advance of any material communications made to or received from the SEC, the IRS, the California Horse Racing Board and any other regulatory authority having jurisdiction over Realty or Operating and, to the extent reasonably practicable, will solicit Meditrust's comments regarding such communications and any written materials submitted to any such authority.

  (c) Each of Realty and Operating agrees to make available to Meditrust promptly upon the written request of Meditrust, and in no event later than the time prescribed by applicable statute, all information and materials to which Meditrust would be entitled under Section 220 of the DGCL if Meditrust were a shareholder of Realty and Operating at the time of such request. Each of Realty and Operating further agrees to treat Meditrust as a shareholder of such company and to afford to Meditrust all rights to which Meditrust would be entitled a shareholder under Rules 14a-7 and 14d-5 under the Exchange Act (it being understood that such right may not be satisfied by Realty or Operating electing to mail materials to its shareholders).

  Section 6.7: Notification of Certain Matters.

  (a) Each party shall give prompt notice to the other party of any change that is reasonably likely to result in any Material Adverse Effect.

  (b) Each of Realty and Operating shall promptly (and in any event within 48 hours) notify Meditrust and provide copies of (i) any request made by any shareholder pursuant to Section 220 of the DGCL or Rules 14d-5 or 14a-7 under the Exchange Act and (ii) any amendments filed by any person holding in excess of 5% of the Santa Anita Shares to their statements on Schedule 13D.

  (c) Each party shall give prompt notice to the other parties of (i) any notice or communication from any Person alleging that the consent of such person is or may be required in connection with the consummation of the transactions contemplated by this Agreement and (ii) any actions, suits, proceedings, court orders or decrees commenced or, to its knowledge, threatened against it or any of its subsidiaries which, if pending on the date of this Agreement, would be required to be disclosed pursuant to Section 5.1.5, 5.2.4 or 5.3.5, as applicable.

  Section 6.8: Publicity. The initial press release relating hereto shall be a joint press release and, thereafter, each party hereto shall consult with each other party hereto prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or stock exchange with respect thereto.

  Section 6.9: Indemnification of Directors and Officers. From and after the Closing Date, each of Realty Surviving Corporation and Operating Surviving Corporation shall indemnify, defend and hold harmless the respective present officers, directors and employees of Realty and Operating and any of their respective subsidiaries against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that, to the extent required by applicable law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Each of Realty and Operating agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the present directors, officers and employees of Realty and Operating or any of their respective subsidiaries (collectively, the "Indemnified Parties") as provided in the Realty Certificate or Realty By-laws and the Operating Certificate or Operating By-laws or pursuant to other agreements, as in effect as of the date hereof, shall survive the Closing and shall continue in full force and effect. Each of Realty Surviving Corporation and Operating Surviving Corporation shall maintain in effect for not less than six years the current policies (or comparable policies) of directors' and officers' liability insurance maintained by Realty and Operating with respect to matters occurring prior to the Closing Date; provided however, that if the aggregate annual premiums for such insurance during such six year period shall exceed 200% of the per annum rate of the aggregate premium currently paid by Operating and Realty and any of their respective subsidiaries for such insurance on the date of this Agreement, then Meditrust shall cause each of Realty Surviving Corporation and Operating Surviving Corporation to, and each of Realty Surviving Corporation and Operating Surviving Corporation shall, provide the most advantageous coverage that shall then be available at an annual premium equal to 200% of such rate. This Section 6.9 is intended to benefit the Indemnified Parties.

  Section 6.10: Colony Termination Fee. Realty and Operating have paid to Colony $4,500,000 as a termination fee and transaction expenses pursuant to the Amended and Restated Formation Agreement, dated as of October 24, 1996, as amended as of January 7, 1997. If either Meditrust or MAC fail to call their respective shareholders meetings or the shareholders fail to approve the Meditrust Shareholder Matters or the MAC Shareholder Matters at their respective shareholder meetings, and the Realty Shareholder Matters and the Operating Shareholder Matters are approved and all other conditions to Meditrust's consummation of the Reorganization have been satisfied, Meditrust shall pay to Realty and Operating $4,000,000 in the aggregate; provided, however, that if Realty determines, in its sole and absolute discretion, that its portion of such amount will affect its qualification as a REIT, then the parties will negotiate in good faith an arrangement acceptable to Realty. In no event shall such payment be less than the lower of (a) the maximum amount which Realty may receive without affecting its qualification as a REIT and (b) the amount to be paid pursuant to this Section 6.10 without regard to this sentence.

                                  ARTICLE VII

                                  CONDITIONS

  Section 7.1: Conditions to Each Party's Obligation. The respective obligation of each party hereto to consummate the Mergers is subject to the fulfillment of each of the following conditions:

    7.1.1 Shareholder Approval. The Meditrust Shareholder Matters shall have been duly approved by the shareholders of Meditrust, the MAC Shareholder Matters shall have been duly approved by the shareholders of MAC, the Realty Shareholder Matters shall have been duly approved by the shareholders of Realty and the Operating Shareholder Matters shall have been duly approved by the shareholders of Operating in accordance with Massachusetts law (in the case of Meditrust and MAC), the DGCL, other applicable law and the Certificates of Incorporation and By-laws or Charter of each of them.

    7.1.2 Governmental and Regulatory Consents. The waiting periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing by any party hereto or any of its respective subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any party hereto or any of its respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents is not reasonably likely to have a Material Adverse Effect on the Surviving Corporations and could not reasonably be expected to subject the parties hereto or their Affiliates or any directors, trustees or officers of any of the foregoing to the risk of criminal liability.

    7.1.3 Third-Party Consents. All consents or approvals of all persons (other than Governmental Entities) required for or in connection with or as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, except for those the failure of which to obtain would not have a Material Adverse Effect.

    7.1.4 Litigation. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated hereby.

    7.1.5 Opinions.

      (a) Meditrust, Realty and Operating shall have received an opinion from O'Melveny & Myers LLP, dated the Effective Time, and reasonably satisfactory to Meditrust, Realty and Operating, to the effect that (i) for the calendar year 1996, Realty met the requirements of the Code for qualification as a REIT, and if Realty continues its operations in the same manner as it has in such year, Realty will continue to so qualify; and (ii) (A) the consummation by Realty and Operating of the transaction contemplated by this Agreement will not adversely affect the qualification of Realty as a REIT or (B) its ability to retain its status as grandfathered from the application of Section 269B(a) (3) of the Code pursuant to Section 136(c) (3) of the Deficit Reduction Act of 1984. Nutter, McClennen & Fish, LLP may rely upon the opinion in clause
    (ii)(B) in giving its opinion referred to in clause (b) below.

      (b) Meditrust, Realty and Operating shall have received an opinion of Nutter, McClennen & Fish, LLP, dated the Effective Time, and reasonably satisfactory to Meditrust, Realty and Operating, to the effect that (i) immediately prior to the Effective Time, Meditrust was qualified as a REIT and (ii) the consummation by Realty and Operating of the transaction contemplated by this Agreement will not adversely affect the qualification of Realty as a REIT or its ability to retain its status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

      (c) Meditrust shall have received an opinion from Nutter, McClennen & Fish, LLP, dated the Effective Time, and reasonably satisfactory to Meditrust, to the effect that the merger of Meditrust with and into Realty, and the merger of MAC with and into Operating, shall qualify as a "reorganization" under Section 368(a) of the Code.

    7.1.6 Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

  Section 7.2: Conditions to Obligation of Meditrust. The obligation of Meditrust to consummate the Reorganization is also subject to the fulfillment or waiver by Meditrust prior to the Closing of each of the following conditions:

    7.2.1 Representations and Warranties. The representations and warranties of each of Realty and Operating set forth in this Agreement qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Meditrust shall have received certificates signed on behalf of each of Realty and Operating by an officer to such effect.

    7.2.2 Performance of Obligations. Realty and Operating shall have complied with all covenants in all material respects and performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Meditrust shall have received a certificate signed on behalf of each of the Companies by an officer to such effect.

    7.2.3 No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on Realty or Operating; and there shall have been delivered to Meditrust a certificate with respect to Realty and a certificate with respect to Operating, each to such effect, dated the Closing Date, signed on behalf of Realty and Operating; provided that no Material Adverse Effect on Realty or Operating shall be deemed to occur solely as a result of actions taken or not taken in accordance with the provisions of Section 6.1.

    7.2.4 Rights. The Rights under the Rights Agreement shall not have become exercisable.

    7.2.5 Resignation of Directors. Meditrust shall have received the resignations of all directors of Realty and Operating, except those directors designated by Meditrust pursuant to Section 3.1 and Section 3.2 hereof.

    7.2.6 The Exchange Approval. The Santa Anita Shares to be issued in the Mergers shall have been approved for listing on the Exchange upon official notice of issuance.

  Section 7.3: Conditions to Obligation of Realty and Operating. The obligation of Realty and Operating to consummate the Reorganization is also subject to the fulfillment or waiver by Realty and Operating prior to the Closing Date of each of the following conditions:

    7.3.1 Representations and Warranties. The representations and warranties of Meditrust set forth in this Agreement qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations or warranties relate to MAC, in which case as of June 19, 1997) and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Realty and Operating shall have received certificates signed on behalf of Meditrust by an officer to such effect.

    7.3.2 Performance of Obligations. Each of Meditrust and MAC shall have complied with all covenants in all material respects (it being understood that MAC's obligation to comply shall have commenced on June 19, 1997) and performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Realty and Operating shall have received certificates signed on behalf of each of Meditrust and MAC by an officer to such effect.

    7.3.3 No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect on Meditrust; and there shall have been delivered to Realty and Operating a certificate with respect to Meditrust to such effect, dated the Closing Date, signed on behalf of Meditrust.

                                  ARTICLE VIII

                                  TERMINATION

  Section 8.1: Termination by Mutual Consent. This Agreement may be terminated, and the Reorganization may be abandoned, at any time prior to the Effective Time, before or after the approval by the shareholders of Meditrust, MAC, Operating and/or Realty, by the mutual consent of each party hereto, by action of its Board.

  Section 8.2: Termination by any Party Hereto. This Agreement may be terminated, and the Reorganization may be abandoned before or after the approval by the shareholders of Meditrust, MAC, Operating and/or Realty, by action of the Board of any party hereto, if (i) the Reorganization shall not have been consummated by April 13, 1998 or (ii) if Meditrust, Realty, Operating or MAC convene the shareholders meeting contemplated by Section 6.4 and Meditrust's, Realty's, Operating's or MAC's shareholders fail to approve the Meditrust Shareholder Matters, Realty Shareholder Matters, Operating Shareholder Matters or MAC Shareholder Matters, as the case may be, at their respective shareholders meetings or (iii) Realty and Operating enter into an Alternative Transaction pursuant to Section 6.2, provided that, (A) in the case of a termination pursuant to clause (i) above, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure referred to above and (B) Realty and Operating shall not have the right to terminate pursuant to clause (iii) unless they have complied with their obligations under Section 6.2(a), Section 6.2(b) and Section 6.2(c) and paid the Termination Fee and expenses pursuant to Section 8.6.

  Section 8.3: Termination by Meditrust. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by shareholders of Meditrust referred to in Section 6.4, by action of the Meditrust Board, if (i) either Realty or Operating shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by such Company at or prior to the time of termination; or (ii) either of the Realty Board or the Operating Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby or shall have withdrawn, modified or changed in a manner adverse to Meditrust its approval or recommendation of this Agreement.

  Section 8.4: Termination by Either of Realty or Operating. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by shareholders of Realty or Operating referred to in Section 6.4, by action of either the Realty Board or the Operating Board, if (i) Meditrust shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by it at or prior to the time of termination; or (ii) the Board of Trustees of Meditrust or MAC shall have failed to recommend to their respective shareholders the approval of the transactions contemplated hereby, or shall have withdrawn, modified or changed in a manner adverse to Realty or Operating its approval or recommendation of this Agreement.

  Section 8.5: Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Reorganization pursuant to this Article VIII, other than as set forth in Section 8.6 and the following sentence, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party, except that nothing herein will relieve any party from liability for any material and willful breach of any covenant contained herein, and except that the provisions of Sections 6.6 (excluding the first sentence thereof), 6.10, 8.6 and this Section 8.5 shall survive such termination. If Realty or Operating merges with, or sells or otherwise transfers directly or indirectly more than 25% of its assets to a Third Party, or any Third Party (individually or as part of a group), acquires directly or indirectly beneficial ownership of more than 30% of the Santa Anita Shares, or Realty or Operating enter into an agreement providing for any of the foregoing, in each case within one year after the earlier of (i) the date of the meeting of shareholders of Realty and Operating convened to consider the Realty Shareholder Matters and the Operating Shareholder Matters and (ii) the termination of this Agreement (other than pursuant to Section 6.2(c)), Realty and Operating shall pay Meditrust the sum of $12 million in the aggregate, less the amount of the Termination Fee, if paid.

  Section 8.6: Payment of Expenses and Termination Fee. Each party shall bear its own expenses in connection with the matters contemplated by this Agreement, except that Realty and Operating shall pay (a) the Termination Fee and Transaction Expenses to Meditrust under the circumstances set forth in
Section 6.2; (b) the Transaction Expenses to Meditrust if the Realty Shareholder Matters or the Operating Shareholder Matters are not approved as contemplated in Section 6.4; and (c) the amount set forth in Section 8.5 if the conditions set forth therein are satisfied. Meditrust shall pay the amount set forth in Section 6.10 if the conditions set forth therein are satisfied.

                                  ARTICLE IX

                           MISCELLANEOUS AND GENERAL

  Section 9.1: Survival. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants, shall be deemed only to be conditions of the Reorganization and shall not survive the Effective Time.

  Section 9.2: Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, before or after the adoption and approval by shareholders of any party referred to in Section 6.4, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

  Section 9.3: Waiver of Conditions. The conditions to each party's obligation to consummate the Reorganization are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

  Section 9.4: Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

  Section 9.5: Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state.

  Section 9.6: Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

    If to Meditrust or MAC, addressed to:     with a copy to:


      Meditrust                            Nutter, McClennen & Fish, LLP
      197 First Avenue                     One International Place
      Needham, Massachusetts 02194         Boston, Massachusetts 02110-2699
      Attention: President                 Attention: Michael J. Bohnen, Esq.
      Fax No.: (617) 433-1290              Fax No.: (617) 973-9748

   If to Realty, addressed to:            with a copy to:


      Santa Anita Realty Enterprises, Inc. O'Melveny & Myers LLP
      301 West Huntington Drive, Suite 405 400 South Hope Street
      Arcadia, California 91007            Los Angeles, California 90071
      Attention: Mr. Brian L. Fleming      Attention: Frederick B. McLane, Esq.
      Fax No.: (818) 574-0634              Fax No.: (213) 669-6407


    If to Operating, addressed to:        with a copy to:

      Santa Anita Operating Company        O'Melveny & Myers LLP
      285 West Huntington Drive            400 South Hope Street
      Arcadia, California 91007            Los Angeles, California 90071
      Attention: Mr. William C. Baker      Attention: Frederick B. McLane, Esq.
      Fax No.: (818) 574-6687              Fax No.: (213) 669-6407

  Section 9.7: Entire Agreement, Etc. This Agreement (and the Exhibits and Disclosure Schedules hereto) (a) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof including, without limitation, the Agreement and Plan of Merger dated as of April 13, 1997 and the Original Merger Agreement, and (b) shall not be assignable by operation of law or otherwise.

  Section 9.8: Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  Section 9.9: Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

  Section 9.10: No Third-Party Beneficiaries. Nothing contained in this Agreement, except as provided in Section 6.9 hereof, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit, right or remedies.

  Section 9.11: Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  Section 9.12: Trusts. The Declaration of Trust establishing Meditrust, dated August 6, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally. No trustee, officer, director, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust, in any way, shall look only to Meditrust's assets for recovery of any judgment or suit or the performance of any obligation.

  The Declaration of Trust establishing MAC, dated June 2, 1997, a copy of which, together with all amendments thereto (the "MAC Declaration"), is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust Acquisition Company" refers to the trustees under the MAC Declaration collectively as trustees, but not individually or personally. No trustee, officer, director, shareholder, employee or agent of MAC or its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claim against MAC or any of its subsidiaries. All persons dealing with MAC, in any way, shall look only to MAC's assets for recovery of any judgment or suit or the performance of any obligation.

  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                          Santa Anita Realty Enterprises, Inc.

                                                   /s/ Brian L. Fleming
                                          By __________________________________
                                            Executive Vice President

                                          Santa Anita Operating Company

                                                   /s/ William C. Baker
                                          By __________________________________
                                            Chief Executive Officer

                                          Meditrust

                                                    /s/ David F. Benson
                                          By __________________________________
                                            President

                                          Meditrust Acquisition Company

                                                    /s/ David F. Benson
                                          By __________________________________
                                            President

                                          Meditrust Acquisition Corporation IV

                                                    /s/ David F. Benson
                                          By __________________________________
                                            President

                                                             ANNEX A TO SECOND
                                                                AMENDED AND
                                                                  RESTATED
                                                               AGREEMENT AND
                                                               PLAN OF MERGER

                                 DEFINED TERMS

  Acquired Shares: as defined in Section 1.6.1.

  Affiliate: as defined in Rule 12b-2 under the Exchange Act.

  Agreement: as defined in the Preamble.

  Alternative Transaction: a transaction that is the subject of a Competing Transaction Proposal with a Third Party that the Realty Board and the Operating Board in good faith on the advice of a nationally recognized financial advisor determine could provide greater value to their shareholders than the transactions contemplated here.

  Alternative Transaction Notice: a notice of the determination of the Realty Board and the Operating Board that the transaction contemplated by a Competing Transaction Proposal would be an Alternative Transaction, which notice contains the information described in 6.2(b).

  Benefit Plan: as defined in Section 5.1.17.

  Board: the Meditrust Board, the Operating Board or the Realty Board.

  Closing: as defined in Section 1.5.

  Closing Date: as defined in Section 1.5.

  Code: the Internal Revenue Code of 1986, as amended.

  Commonly Controlled Entity: any person or entity that, together with another person or entity, is treated as a single employer under Section 414 of the Code.

  Competing Transaction Proposal: a bona fide proposal from a Third Party relating to any recapitalization, business combination, asset sale, joint venture or other transaction which would be inconsistent with the transactions which are the subject of this Agreement.

  Contract: any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or commitment.

  DGCL: the Delaware General Corporation Law as in effect at the relevant times for purposes of this Agreement.

  Disclosure Schedules: the Operating Disclosure Schedule, the Realty Disclosure Schedule and the Meditrust Disclosure Schedule.

  Effective Time: as defined in Section 1.4.

  Employee Stock Options: as defined in Section 4.5.10.

  ERISA: as defined in Section 5.1.17.

  Examined Party: as defined in Section 6.6.

  Examining Party: as defined in Section 6.6.

  Excess Shares: as defined in Section 4.5.4.

  Exchange: the New York Stock Exchange, Inc.

  Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  Exchange Agent: as defined in Section 4.5.2.

  Exchange Ratio: as defined in Section 4.3.

  GAAP: generally accepted accounting principles consistently applied.

  Governmental Entity: any governmental or regulatory authority, agency, court, commission or other entity.

  HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  Indemnified Parties: as defined in Section 6.9.

  IRS: the United States Internal Revenue Service.

  Material Adverse Effect: with respect to any party, an effect which would be materially adverse to the properties, business, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole.

  Mergers: as defined in Recital F.

  MAC: as defined in the Preamble.

  MAC Amount: an amount equal to .019 multiplied by the product of $37.25 times the number of shares outstanding immediately prior to the payment of cash to MAC by Meditrust pursuant to Section 1.1.1.

  MAC Charter: as defined in Section 5.1.4.

  MAC Shareholder Matters: adoption of this Agreement.

  MAC Shares: the common stock of MAC issued to Meditrust and distributed to Meditrust's shareholders prior to the Mergers equal in amount to the number of Meditrust Shares outstanding immediately prior to the Mergers.

  Meditrust: as defined in the Preamble.

  Meditrust Board: the Board of Trustees of Meditrust.

  Meditrust Charter: as defined in Section 5.1.1.

  Meditrust Disclosure Schedule: the disclosure schedule dated the date of the Agreement delivered by Meditrust to the other parties and relating to this Agreement.

  Meditrust Options: as defined in Section 5.1.3.

  Meditrust SEC Documents: all filings made by Meditrust with the SEC since December 31, 1994.

  Meditrust Shares: the shares of beneficial interest without par value of Meditrust.

  Meditrust Shareholder Matters: the adoption of this Agreement.

  Note Amount: an amount equal to the number of Operating Shares outstanding as of the date the promissory note referred to in Section 1.2 is issued, multiplied by the excess of (i) $31.00 multiplied by a fraction equal to the relative value of (x) an Operating Share to (y) a paired Realty Share and Operating Share as determined by Morgan Stanley & Co. Incorporated as of April 13, 1997; over (ii) the product of .019 multiplied by $31.00.

  Old Meditrust Certificate: a certificate for Meditrust Shares.

  Operating: as defined in the Preamble.

  Operating Board: the Board of Directors of Operating.

  Operating By-Laws: as defined in Section 5.3.1.

  Operating Certificate: as defined in Section 5.3.1.

  Operating Common Shares: as defined in Section 5.3.3.

  Operating Disclosure Schedule: the disclosure schedule dated the date of the Agreement delivered by Operating to Meditrust and relating to this Agreement.

  Operating Merger: as defined in Recital E.

  Operating Merger Certificate: as defined in Section 1.4.

  Operating Options: as defined in Section 5.3.3.

  Operating Preferred Shares: as defined in Section 5.3.3.

  Operating Shareholder Matters: the adoption of this Agreement and issuance of Operating Common Shares pursuant to the Operating Merger.

  Operating Shares: as defined in Section 5.3.3.

  Operating Surviving Corporation: as defined in Section 1.3.2.

  Pairing Agreement: as defined in Section 5.2.3(c).

  Pension Plan: as defined in Section 5.1.17.

  Person: an individual, joint venture, partnership, limited liability company, trust, business trust, corporation, cooperative, association, private foundation, charitable trust, employee pension, profit sharing, stock bonus or supplemental unemployment benefit trust, or any other entity.

  Private Letter Rulings: as defined in Section 5.2.16(b).

  Proxy Statements: as defined in Section 6.4.1.

  Realty: as defined in the Preamble.

  Realty Board: the Board of Directors of Realty.

  Realty By-Laws: as defined in Section 5.2.1.

  Realty Certificate: as defined in Section 5.2.1.

  Realty Common Shares: as defined in Section 5.2.3.

  Realty Disclosure Schedule: the disclosure schedule dated the date of this Agreement delivered by Realty to Meditrust and relating to this Agreement.

  Realty Merger: as defined in Recital E.

  Realty Merger Certificate: as defined in Section 1.4.

  Realty Options: as defined in Section 5.2.2.

  Realty Preferred Shares: as defined in Section 5.2.2.

  Realty Shareholder Matters: the adoption of this Agreement and the issuance of Realty Common Shares pursuant to the Realty Merger.

  Realty Shares: as defined in Section 5.2.2.

  Realty Surviving Corporation: as defined in Section 1.3.1.

  Registration Statement: the registration statement on Form S-4 to be filed by Realty and Operating with the SEC in connection with the Reorganization with respect to the Santa Anita Shares to be issued to Meditrust's shareholders.

  Reorganization: the Mergers and other transactions contemplated hereby.

  REIT: a real estate investment trust, as defined in Section 856 of the Code.

  REIT Requirements: the requirements for Realty or Meditrust, as applicable, to (i) qualify as a REIT under the Code, (ii) to avoid any federal income or excise tax liability, (iii) as to Realty only, retain its status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984, (iv) as to Realty only, retain the benefits of the Private Letter Rulings, and (v) otherwise maintain the current federal income tax treatment of the pairing arrangement for the Santa Anita Shares.

  Representatives: with respect to any party, such party's officers, employees, counsel, accountants and other authorized representatives.

  Rights: the rights of the shareholders of Realty and Operating under the Rights Agreement.

  Rights Agreement: the Rights Agreement, dated as of June 15, 1989, among Realty, Operating and Union Bank, as Rights Agent.

  Santa Anita SEC Documents: all filings made by Realty or Operating with the SEC since December 31, 1994, including the Annual Report on Form 10-K for the year ended December 31, 1996, in the form attached to the Realty and Operating Disclosure Schedules.

  Santa Anita Shares: paired common stock, $.10 par value per share, of Realty and Operating.

  Santa Anita Share Certificates: as defined in Section 4.5.2.

  SEC: the Securities and Exchange Commission.

  Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  subsidiary: any corporation or other organization whether incorporated or unincorporated of which at least 25% of the securities or interests having by the terms thereof or any agreement ordinary voting power to elect the board of directors or others performing similar functions with respect to such corporation or other organization that is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

  Surviving Corporations: the Realty Surviving Corporation and the Operating Surviving Corporation, each as "Surviving Corporation".

  Termination Fee: $12,000,000, provided, however, that if Meditrust determines, in its sole and absolute discretion, that such amount will affect its qualification as a REIT, then the parties will reasonably negotiate an arrangement acceptable to Meditrust. In no event shall such payment be less than the lower of (a) the maximum amount which Meditrust may receive without affecting its qualification as a REIT and (b) the amount to be paid without regard to this sentence.

  Third Party: as defined in Section 6.2.

  Transaction Expenses: fees and disbursements of Meditrust's counsel, accountants and other financial, legal, accounting or other advisors incurred by it in connection with the preparation and negotiation of the Agreement and the consummation of the matters contemplated hereby in an amount no greater than $1,000,000.

  Unaffiliated Acquired Shares: as defined in Section 1.7.

  Unaffiliated Person: a Person whose ownership of Unaffiliated Acquired Shares will not cause (i) any Person to own, directly or indirectly, after application of the attribution rules of Section 318(a) of the Code, as modified by Section 856(d) (5) of the Code, more than 9.9% in value of the common stock and preferred stock of Realty and Operating, or (ii) Realty to fail to satisfy any of the REIT Requirements.

  Welfare Plans: as defined in Section 5.1.17.

                                                                    ANNEX B
                                                               TO SECOND AMENDED
                                                                  AND RESTATED
                                                                 AGREEMENT AND
                                                                    PLAN OF
                                                                     MERGER

                                  CERTIFICATE
                   REGARDING CERTAIN SHARE OWNERSHIP MATTERS

  In connection with the issuance to Meditrust Acquisition Company ("Purchaser") by the Company of its common stock constituting [ %] of the total outstanding common stock of the Company, Purchaser hereby certifies and warrants that for the period beginning April 13, 1997 through the Effective
Time:

    1. No Person Constructively Owns, directly or indirectly, more than 9.9% in value of the stock of Purchaser.

    2. No corporation (as defined for federal or state income tax purposes) of which Purchaser Constructively Owns, directly or indirectly, more than 9.9% in value of the stock of such corporation, Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    3. No partnership (as defined for federal or state income tax purposes) of which Purchaser is a partner or other equity member Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    4. No trust (as defined for federal or state income tax purposes) of which Purchaser is a beneficiary Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    5. Purchaser Constructively Owns, directly or indirectly, no more than 9.9% by value of the stock of the Company (including for this purpose any Paired Shares issued pursuant to the Merger Agreement).

    6. The issuance of Paired Shares to Purchaser pursuant to Section 1.6 of the Merger Agreement will not cause Purchaser or any other Person to Constructively Own more than 9.9% by value of the stock of the Company or cause any rent received by the Company to fail to qualify as "rents from real property" within the meaning of Section 856(d)(2)(B) of the Code or cause the Company to be "closely held" within the meaning of Section 856(h) of the Code.

    7. Purchaser is acquiring Paired Shares for investment purposes only, and not with a view to their resale or other distribution.

    8. Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

    9. Purchaser will not transfer all or any portion of the Paired Shares to any Person if the ownership of such shares by such Person will cause any Person to Constructively Own, directly or indirectly, more than 9.9% by value of the stock of the Company (including for this purpose any Paired Shares issued pursuant to the Merger Agreement) or cause the Company to be "closely held" within the meaning of Section 856(h) of the Code.

  For the purposes of this Certificate capitalized terms shall have the meanings assigned to such terms in Exhibit A hereto.

  IN WITNESS WHEREOF, I have executed this Certificate as of    , 1997.

                                          MEDITRUST ACQUISITION COMPANY,
                                           a Massachusetts Business Trust

                                          By: _________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

                                  DEFINITIONS

  "Code": the Internal Revenue Code of 1986, as amended.

  "Company": Santa Anita Realty Enterprises, Inc.

  "Constructive Ownership Rules": the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide:

    (1) an individual is considered as owning the Ownership Interest that is owned, directly or constructively, by or for his spouse, his children, his grandchildren, and his parents;

    (2) an Ownership Interest that is owned, directly or constructively, by or for a partnership or estate is considered as owned proportionately by its partners or beneficiaries;

    (3) an Ownership Interest that is owned, directly or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a "grantor trust" the Ownership Interest will be considered as owned by the grantors);

    (4) if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

    (5) an Ownership Interest that is owned, directly or constructively, by or for a partner of a partnership or a beneficiary of an estate or trust shall be considered as owned by the partnership, estate, or trust;

    (6) if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such person;

    (7) if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

    (8) an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (1) through
  (7) above shall, for purposes of applying paragraphs (1) through (7), be considered as directly owned by such person provided, however, that (a) an Ownership Interest constructively owned by an individual by reason of paragraph (1) shall not be considered as owned by him for purposes of again applying paragraph (1) in order to make another the constructive owner of such Ownership Interest, (b) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (5) or (6) shall not be considered as owned by it for purposes of applying paragraphs (2), (3), or (4) in order to make another the constructive owner of such Ownership Interest, (c) if an Ownership Interest may be considered as owned by an individual under paragraphs (1) or (7), it shall be considered as owned by him under paragraph (7), and (d) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

    (9) For purposes of the above summary of the constructive ownership rules, the term "Ownership Interest" means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

  "Constructively Owns": a Person constructively owns any asset which such Person is considered to own after application of the Constructive Ownership Rules.

  "Merger Agreement": that certain Second Amended and Restated Agreement and Plan of Merger dated as of April 13, 1997, by and among Santa Anita Realty Enterprises, Inc., Santa Anita Operating Company, Meditrust, Meditrust Acquisition Company and Meditrust Acquisition Corporation IV.

  "Paired Shares": paired common stock, $.10 par value per share, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

  "Person": an individual, joint venture, partnership, limited liability company, trust, business trust, corporation, cooperative, association, private foundation, charitable trust, employee pension, profit sharing, stock bonus or supplemental unemployment benefit trust, or any other entity.

  "REIT": a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code.

                                                                   ANNEX C
                                                                  TO SECOND
                                                                   AMENDED
                                                                 AND RESTATED
                                                                AGREEMENT AND
                                                                PLAN OF MERGER

                                  CERTIFICATE

                   REGARDING CERTAIN SHARE OWNERSHIP MATTERS

  In connection with the issuance to       ("Purchaser") by the Company of its
common stock constituting [ %] of the total outstanding common stock of the Company, Purchaser hereby certifies and warrants that for the period beginning April 13, 1997 through the Effective Time:

    1. If the Purchaser is a corporation (as defined for federal or state income tax purposes), no Person Constructively Owns, directly or indirectly, more than 9.9% in value of the stock of Purchaser.

    2. If the Purchaser is not a corporation (as defined for federal or state income tax purposes), no Person Constructively Owns, directly or indirectly, an interest of more than 9.9% in the assets or net profits of the Purchaser.

    3. No corporation (as defined for federal or state income tax purposes) of which Purchaser Constructively Owns, directly or indirectly, more than 9.9% in value of the stock of such corporation, Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    4. No partnership (as defined for federal or state income tax purposes) of which Purchaser is a partner or other equity member Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    5. No trust (as defined for federal or state income tax purposes) of which Purchaser is a beneficiary Constructively Owns any shares of the Company (excluding for this purpose any Paired Shares owned, directly or indirectly, by Purchaser without regard to the Constructive Ownership Rules).

    6. Purchaser Constructively Owns, directly or indirectly, no more than 9.9% by value of the stock of the Company (including for this purpose any Paired Shares issued pursuant to the Merger Agreement).

    7. The issuance of Paired Shares to Purchaser pursuant to Section 1.7 of the Merger Agreement will not cause Purchaser or any other Person to Constructively Own more than 9.9% by value of the stock of the Company or cause any rent received by the Company to fail to qualify as "rents from real property" within the meaning of Section 856(d)(2)(B) of the Code or cause the Company to be "closely held" within the meaning of Section 856(h) of the Code.

    8. Purchaser is acquiring Paired Shares for investment purposes only, and not with a view to their resale or other distribution.

    9. Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

    10. There is no understanding or arrangement between Purchaser and any other Person as to how the Purchaser will vote the Paired Shares being issued to Purchaser.

    11. Purchaser will not transfer all or any portion of the Paired Shares to any Person if (i) the ownership of such shares by such Person will cause any Person to Constructively Own, directly or indirectly, more than 9.9% by value of the stock of the Company (including for this purpose any Paired Shares issued pursuant to the Merger Agreement), or (ii) there is any understanding or arrangement between the transferee and any other Person who Constructively Owns Paired Shares as to how the transferee will vote such Paired Shares, or (iii) the ownership of such shares by such Person will cause the Company to be "closely held" within the meaning of Section 856(h) of the Code.

  For the purposes of this Certificate capitalized terms shall have the meanings assigned to such terms in Exhibit A hereto.

  IN WITNESS WHEREOF, I have executed this Certificate as of    , 1997.

                                          _____________________________________
                                          [Name]

                                          _____________________________________
                                          [Title]

                                   EXHIBIT A

                                  DEFINITIONS

  "Code": the Internal Revenue Code of 1986, as amended.

  "Company": Santa Anita Realty Enterprises, Inc.

  "Constructive Ownership Rules": the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide:

    (1) an individual is considered as owning the Ownership Interest that is owned, directly or constructively, by or for his spouse, his children, his grandchildren, and his parents;

    (2) an Ownership Interest that is owned, directly or constructively, by or for a partnership or estate is considered as owned proportionately by its partners or beneficiaries;

    (3) an Ownership Interest that is owned, directly or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a "grantor trust" the Ownership Interest will be considered as owned by the grantors);

    (4) if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

    (5) an Ownership Interest that is owned, directly or constructively, by or for a partner of a partnership or a beneficiary of an estate or trust shall be considered as owned by the partnership, estate, or trust;

    (6) if 10 percent or more in value of the stock in a corporation is owned, directly or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, directly or constructively, by or for such person;

    (7) if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

    (8) an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (1) through
  (7) above shall, for purposes of applying paragraphs (1) through (7), be considered as directly owned by such person provided, however, that (a) an Ownership Interest constructively owned by an individual by reason of paragraph (1) shall not be considered as owned by him for purposes of again applying paragraph (1) in order to make another the constructive owner of such Ownership Interest, (b) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (5) or (6) shall not be considered as owned by it for purposes of applying paragraphs (2), (3), or (4) in order to make another the constructive owner of such Ownership Interest, (c) if an Ownership Interest may be considered as owned by an individual under paragraphs (1) or (7), it shall be considered as owned by him under paragraph (7), and (d) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

    (9) For purposes of the above summary of the constructive ownership rules, the term "Ownership Interest" means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

  "Constructively Owns": a Person constructively owns any asset which such Person is considered to own after application of the Constructive Ownership Rules.

  "Merger Agreement": that certain Second Amended and Restated Agreement and Plan of Merger dated as of April 13, 1997, by and among Santa Anita Realty Enterprises, Inc., Santa Anita Operating Company, Meditrust, Meditrust Acquisition Company and Meditrust Acquisition Corporation IV.

  "Paired Shares": paired common stock, $.10 par value per share, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

  "Person": an individual, joint venture, partnership, limited liability company, trust, business trust, corporation, cooperative, association, private foundation, charitable trust, employee pension, profit sharing, stock bonus or supplemental unemployment benefit trust, or any other entity.

  "REIT": a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code.

                                                                  ANNEX D
                                                             TO SECOND AMENDED
                                                                AND RESTATED
                                                                 AGREEMENT
                                                                AND PLAN OF
                                                                   MERGER

                              REGISTRATION RIGHTS

  Unless otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Second Amended and Restated Agreement and Plan of Merger dated as of April 13, 1997 (the "Agreement") to which this exhibit is attached.

  Section 1. Definitions and Usage.

  1.1. Definitions. As used in this Exhibit:

  "Beneficially Owning" means owning Realty Shares directly, indirectly or constructively by a Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code. The term "Beneficially Own" shall have a correlative meaning.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

  "Continuously Effective", with respect to a specified registration statement, shall mean that such registration statement shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

  "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

  "Issuance Percentage", when used with respect to Realty and Operating, shall mean the relative percentages that Realty and Operating may from time to time determine based on their joint determination of the relative values of Realty Shares and Operating Shares.

  "MT" shall mean Meditrust Acquisition Company under the Agreement or any purchaser of Unaffiliated Acquired Shares pursuant to Section 1.7 of the Agreement.

  "Ownership Limit" when used with respect to Realty means 8% in value, voting power or in number, whichever is more restrictive, of the issued and outstanding capital stock of Realty and, when used with respect to Operating means 8% in value, voting power or in number, whichever is more restrictive, of the issued and outstanding capital stock of Operating.

  "Paired Shares" means an Operating Share and a Realty Share which are "paired" pursuant to the Pairing Agreement dated December 20, 1979 between Realty and Operating, as it may be amended from time to time.

  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

  "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

  "Registrable Securities" shall mean any Santa Anita Shares issued pursuant to Section 1.6 or 1.7 of the Agreement.

  "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by MT on such date.

  "Registration Expenses" shall have the meaning set forth in Section 5.1.

  "REIT Requirements" shall mean the requirements for Realty to (i) continue to qualify as a REIT under the Code and the rules and regulations promulgated thereunder, (ii) retain the benefits of those certain private letter rulings issued by the Internal Revenue Service to Realty dated as of October 16, 1979, as supplemented January 11, 1980, (iii) avoid any federal income or excise tax liability, and (iv) retain its status as grandfathered from the application of
Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

  "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

  "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

  "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

  "Violation" shall have the meaning set forth in Section 6.1.

  Section 2. Shelf Registration.

  2.1. If (a) the Agreement is terminated for any reason and within 15 business days after the date of such termination MT shall make a written request to Realty and Operating or (b) the Mergers are effective and MT shall make a written request to Realty or Operating, then Realty and Operating shall cause to be filed with the Commission a registration statement under the Securities Act for an offering by Meditrust Acquisition Company by means of a distribution to its shareholders or an offering by MT on a delayed or continuous basis pursuant to Rule 415 or such other appropriate rule under the Securities Act, and Realty and Operating shall include therein all or any portion of the Registrable Securities as MT shall request in such written request. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of each of Realty and Operating, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a demand Registration pursuant to this Section 2.1.

  2.2. Realty and Operating shall be entitled to postpone for up to 90 days the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this Section 2, if the Board of Directors of Realty or the Board of Directors of Operating determines that such registration and the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving Realty or Operating or any of their respective subsidiaries and Realty or Operating, as the case may be, promptly gives MT notice of such determination. MT hereby acknowledges that any notice given by Realty or Operating pursuant to this Section 2.2 shall constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

  2.3. Following receipt of a request for a registration pursuant to Section 2.1, Realty and Operating shall:

    (i) File the registration statement with the Commission as promptly as practicable and shall use their respective reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

    (ii) Use their respective reasonable efforts to keep the relevant registration statement Continuously Effective until such date as of which all the Registrable Securities under the registration statement have been disposed of in a manner described in the registration statement, but in no event later than the 120th day following the effective date of such registration statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended, the relevant foregoing period shall be extended by the aggregate number of days of such suspension.

  2.4. Notwithstanding anything in this Agreement to the contrary, no registration shall be effected hereunder and no Transfer of Registrable Securities may be effected if as a result thereof Realty would not satisfy the REIT Requirements in any respect or if such registration or Transfer would result in any Person Beneficially Owning Paired Shares in excess of the Ownership Limit. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or (ii) if after such registration statement has become effective, the related offer, sale or distribution of Registrable Securities thereunder is prohibited by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to MT and such prohibition is not thereafter eliminated. If Realty and Operating shall have complied with their respective obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied upon the effective date of the registration statement, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

  2.5. A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by Realty and Operating and shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to Section 2.1.

  2.6. If the registration pursuant to Section 2 involves an underwritten offering (whether on a "firm commitment," "best efforts" or "all reasonable efforts" basis or otherwise), MT shall select the underwriter or underwriters and manager or managers to administer such underwritten offering; provided, however, that each Person so selected shall be acceptable to Realty and Operating.

  Section 3. Registration Procedures. Whenever required under Section 2 to effect the registration of any Registrable Securities, Realty and Operating shall, as expeditiously as practicable:

  3.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use their respective reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, Realty and Operating shall furnish to one firm of counsel for MT copies of all such documents in the form substantially as proposed to be filed with the Commission.

  3.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. Realty and Operating shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 2.3(ii), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, Realty or Operating shall promptly notify MT, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to MT such amended or supplemented prospectus, which MT shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending any such amendment or supplement, MT shall cease making offers or Transfers of Registrable Shares pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which Realty and Operating are obligated to use their respective reasonable efforts to maintain the effectiveness of such registration statement, Realty and Operating may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

  3.3. Furnish to MT without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as MT may reasonably request in order to facilitate the disposition of Registrable Securities owned by MT.

  3.4. Use their respective reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states where an exemption from registration is not available and as shall be reasonably requested by the Underwriters' Representative and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any state, at the earliest possible moment; provided, however, that neither Realty nor Operating shall be required in connection therewith or as a condition thereto to qualify to do business or to consent to general service of process in any state.

  3.5. In the event of any underwritten offering, use their respective reasonable efforts to enter into and perform their respective obligations under an underwriting agreement (including indemnification and contribution obligations of underwriters), in usual and customary form, with the managing underwriter or underwriters of such offering. Realty and Operating shall also cooperate with MT and the Underwriters' Representative for such offering in the marketing of the Registrable Securities, including making available the officers, accountants, counsel, premises, books and records of Realty and Operating for such purpose, but neither Realty nor Operating shall be required to incur any material out-of-pocket expense pursuant to this sentence.

  3.6. Promptly notify MT of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

  3.7. Make available for inspection by MT, any underwriter participating in such offering and the representatives of MT and such Underwriter (but not more than one firm of counsel to MT), all financial and other information as shall be reasonably requested by them, and provide MT, any underwriter participating in such offering and the representatives of MT and such Underwriter the reasonable opportunity to discuss the business affairs of Realty and Operating with their principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that Realty or Operating determines to be confidential and which Realty or Operating advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to Realty and Operating or MT agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to Realty and Operating.

  3.8. Use their respective reasonable efforts to obtain a so-called "comfort letter" from the independent public accountants of Realty and Operating, and legal opinions of counsel to Realty and Operating addressed to

MT in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to MT. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling stockholders who receive such comfort letters or opinions.

  3.9. Use their respective reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Paired Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of Realty and Operating to enable MT to consummate the disposition of such Registrable Securities.

  3.10. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

  Section 4. MT's Obligations. It shall be a condition precedent to the obligations of Realty and Operating to take any action pursuant to this Agreement with respect to the Registrable Securities of MT that MT shall:

  4.1. Furnish to Realty and Operating such information regarding MT, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of MT's Registrable Securities, and to cooperate fully with Realty and Operating in preparing such registration.

  Section 5. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

  5.1. Realty and Operating shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for Realty and Operating, and of the independent public accountants for Realty and Operating, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid by MT) and all fees and expenses of counsel for MT; provided, however, that Realty and Operating shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn. Realty and Operating each agree between themselves that they shall bear and pay Registration Expenses in an amount equal to its respective Issuance Percentage of such Registration Expenses and that they shall reimburse each other to the extent necessary to cause each of them to so bear and pay such respective amounts.

  Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

  6.1. To the extent permitted by applicable law, each of Realty and Operating, severally and not jointly, shall indemnify and hold harmless MT, each Person, if any, who controls MT within the meaning of the Securities Act, and each officer, director, partner and employee of MT and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

    (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or

    (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnification required by this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of Realty or Operating (which consent shall not be unreasonably withheld), nor shall Realty or Operating be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished to Realty or Operating by MT expressly for use in connection with such registration; and provided, further, that the indemnity agreement contained in this Section 6 shall not apply to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if an underwriter was under an obligation to deliver such final prospectus and failed to do so.

  6.2. To the extent permitted by applicable law, MT shall indemnify and hold harmless Realty, Operating, each of the directors, officers and employees of Realty and Operating, and each Person, if any, who controls Realty or Operating within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent that such Violation arises out of or is based upon information furnished by MT expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of MT (which consent shall not be unreasonably withheld) and (y) in no event shall the amount of any indemnity under this Section 6.2 exceed the gross proceeds from the applicable offering received by MT.

  6.3. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this
Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or
(iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

  6.4. If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

    (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1 and Section 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    (ii) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

  6.5. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in
Section 6.4.

  6.6. The obligations of Realty, Operating and MT under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

                                                                 ANNEX E
                                                            TO SECOND AMENDED
                                                              AND RESTATED
                                                                AGREEMENT
                                                           AND PLAN OF MERGER

  The Common Stock may be created and issued from time to time in one or more series with such designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof as shall be determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

                                                                 ANNEX F
                                                            TO SECOND AMENDED
                                                              AND RESTATED
                                                                AGREEMENT
                                                           AND PLAN OF MERGER

  The Common Stock may be created and issued from time to time in one or more series with such designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof as shall be determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.